UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Pitney Bowes Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF THE 2015
ANNUAL MEETING
AND
PROXY STATEMENT

To the Stockholders:

We will hold our 2015 annual meeting of stockholders at 9:00 a.m. on Monday, May 11, 2015 at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870. The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please submit a proxy through one of the three convenient methods described in this proxy statement in order for your shares to be voted at the meeting. Your vote is important so please act at your first opportunity.

We have elected to furnish proxy materials and the Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2014 to many of our stockholders via the Internet pursuant to Securities and Exchange Commission rules. We urge you to review those materials as well as our proxy statement for information on our financial results and business operations over the past year. The Internet availability of our proxy materials affords us an opportunity to reduce costs while providing stockholders the information they need. On or about March 27, 2015, we started mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and how to submit a proxy online along with instructions on how to receive a printed copy of the proxy statement and annual report. We provided a copy of the annual meeting materials to all other stockholders by mail or through electronic delivery.

If you receive your annual meeting materials by mail, the Notice of Meeting and Proxy Statement, Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2014 and proxy card are enclosed. Whether or not you plan to attend the annual meeting in person, please mark, sign, date and return your proxy card in the enclosed prepaid envelope, or submit your proxy via telephone or the Internet, as soon as possible in order for your shares to be voted at the meeting. If you decide to attend the annual meeting and wish to change your vote, you may do so by submitting a later dated proxy or by voting in person at the annual meeting. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the proxy statement and annual report on the Internet, which are also available at www.proxyvote.com.

We look forward to seeing you at the meeting.

Michael I. Roth

Non-Executive Chairman of the Board

Stamford, Connecticut
March 27, 2015

Notice of Meeting:

The annual meeting of stockholders of Pitney Bowes Inc. will be held on Monday, May 11, 2015, at 9:00 a.m. at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 11, 2015:

Pitney Bowes’ 2015 Proxy Statement and Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2014, are available at www.proxyvote.com.

The items of business at the annual meeting are:

1.	Election of 10 directors named in the proxy statement.

2.	Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2015.

3.	Advisory Vote to Approve Executive Compensation.

Stockholders also will act on such other matters as may properly come before the meeting, including any adjournment or postponement of the meeting.

March 13, 2015 is the record date for the meeting.

This proxy statement and accompanying proxy card are first being distributed or made available via the Internet beginning on or about March 27, 2015.

Amy C. Corn
Corporate Secretary

NOTICE: Your vote is important. Brokers are not permitted to vote on our proposals regarding the election of directors, executive compensation and other matters to be considered at the meeting (except on ratification of the Audit Committee’s appointment of the Independent Accountants for 2015) without instructions from the beneficial owner. Therefore, if your shares are held through a broker, please instruct your broker, bank or other nominee on how to vote your shares. For your vote to be counted with respect to proposals 1 or 3, you will need to communicate your voting decisions to your broker, bank, financial institution or other nominee.

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4

Proxy Summary

In this summary we highlight certain information contained elsewhere in this proxy statement. This is only a summary and does not contain all the information you should consider before you submit your proxy or vote. Please read the complete proxy statement and Annual Report on Form 10-K before you submit your proxy or vote.

Annual Meeting Information

Time and Date:	Monday, May 11, 2015 at 9:00 a.m.
Place:	Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870
Requirements for Attending the Meeting:	Admission ticket, which is attached to your proxy card, or Notice of Internet Availability of Proxy Materials, together with a form of valid, government-issued photo identification, such as a driver’s license. If your shares are held in the name of a bank, broker or nominee, you must present proof of your ownership as of the record date (such as bank or brokerage account statement).
Record Date:	March 13, 2015
Voting:	Registered stockholders as of the record date (March 13, 2015) are entitled to submit proxies by Internet at www.proxyvote.com; telephone at 1-800-690-6903; or completing your proxy card; or you may vote in person at the annual meeting. If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on voting methods.

Governance Structure and Leadership Roles

The board reappointed Michael Roth, an independent member of the board of directors, to serve as Non-Executive Chairman of the Board in May 2014. A description of the Chairman role appears in the Board of Directors Governance Principles, which can be found on the company’s website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

2014 Summary of Business Performance

In 2014, Pitney Bowes achieved significant progress against its three strategic initiatives to transform the company and unlock shareholder value by 1) stabilizing the mail business, 2) driving operational excellence, and 3) growing its business through expansion in digital commerce. During the year, the company continued its implementation of a new go-to-market strategy, divested certain business operations, and initiated a global effort to streamline the company’s back-office systems. All aspects of the company’s Digital Commerce Solutions segment grew revenue in 2014, including the introduction of outbound eCommerce services from the United Kingdom.

In addition, the company continued to deliver innovative physical and digital products and solutions and made significant investments in marketing in support of the transformation of our brand. One of the main goals of the re-branding effort is to update the market’s perception of the company. This is the first brand refresh since 1971 and only the third in the company’s 95 year history.

From a financial perspective:

•	The company returned $152 million to shareholders in dividend payments on Pitney Bowes common stock and repurchased $50 million in shares.

•	Total Shareholder Return (TSR) for 2014 was 7.63%, and two-year TSR calculated as a Compound Annual Growth Rate (CAGR) was 58.23%, which places the company at the very top of its peer group. When compared to S&P 500 companies this two-year performance places the company in the 96th percentile.

•	The company had its first full year of reported revenue growth since 2008, with an increase of 1% on both a constant currency and reported basis.

•	The 2014 diluted earnings per share from continuing operations were $1.90, compared to $1.81 in 2013.

•	Earnings before interest and taxes were $731 million in 2014 compared to $688 million in 2013.

•	Free cash flow was $571 million in 2014 compared to $635 million in 2013. This nevertheless was a strong result when factoring in the capital expenditures invested into the business.
5

PROXY SUMMARY

•	The company reduced debt by $100 million and took additional actions with its debt portfolio to create further financial flexibility.

•	The company reduced sales, general and administrative expenses by $42 million.

In short, 2014 was a year of significant progress for Pitney Bowes. We continue to see positive trends in our businesses and are making material progress toward unlocking the long-term value embedded in our company. For additional detail on the calculation of the financial metrics described above please refer to page 55 “Non-GAAP Measures” and corresponding table.

2014 Summary of Compensation Payouts

Based on the 2014 financial results summarized above when compared against the pre-determined financial goals as shown in the table below, the annual incentive payout multiplier for the named executive officers (NEOs) was 125.1% and the long-term 2012-2014 cash incentive unit award payout was $1.33 per unit.

Funding of the 2014 Annual Incentive Pool and Payout Multiplier

The sum of the metrics may not exactly equal the total due to rounding.

For additional detail on the calculation of the financial metrics shown in this chart please refer to the table on page 55 “Non-GAAP Measures.”

Funding of the 2014 Cash Incentive Unit Pool and Payout Value

The amounts above include the impact of the Modifier for total shareholder return (TSR). The sum of the metrics may not exactly equal the total due to rounding.

The amounts shown in the charts above are based on non-GAAP measures. For additional detail on the calculation of the financial metrics shown in this chart please refer to the table on page 55 “Non-GAAP Measures.”

We urge stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (SEC) on February 20, 2015, which describes our business and 2014 financial results in more detail.

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PROXY SUMMARY

2014 Summary of Executive Compensation Changes

At the annual meeting in 2014, stockholders voted in favor of our executive compensation (Say-on-Pay) by over 95% of votes cast. The vote reflected stockholder approval of our compensation philosophy and pay actions as approved by the Committee in 2014 and prior years. In 2014, these actions included:

•	Implementation of a new LTI design mix for 2014 awards, making 100% of the long-term awards stock based, with an allocation of 70% Performance Stock Units (PSUs) and 30% Restricted Stock Units (RSUs);

•	Roll out of a new executive stock ownership policy to: (i) include more senior executives, and (ii) restrict the shares that will count toward the stock holding requirement to only vested shares; and

•	Institution of a deferral program to facilitate a quicker path to executive stock ownership.

The 2014 changes noted above were in addition to the significant changes made to the executive compensation program during the last two years, including the following:

•	Increase in the weighting of financial objectives to 100% for the annual incentive program;

•	Reduction in duplicative metrics across award types;

•	Enhancement of disclosure of performance targets;

•	Revision of our peer group in light of the company’s evolving strategic direction with increased emphasis in software and technology;

•	Reduction of severance benefits payable on account of a Change in Control from three to two times annual salary and average annual incentive; and

•	Elimination of the excise tax gross-up.

2014 CEO Compensation Actions

The following are highlights of 2014 compensation actions taken for the President and CEO as approved by the board of directors:

•	Base salary increased to $900,000 (from $850,000 in 2013) to bring Mr. Lautenbach closer to the market(1) and the peer group median;

•	Annual incentive target increased to 135% (from 130% in 2013), moving Mr. Lautenbach’s total target cash compensation closer to the market(1) and peer group median, resulting in a payout of $1,519,965 (after applying the Committee-approved 2014 annual incentive multiplier (see pages 43 to 45 for details);

•	Long-term incentive target increased to $4,500,000 (from $4,000,000 in 2013) moving Mr. Lautenbach’s total target direct compensation closer to the market(1) and peer group median, with the February 2014 grant consisting of 70% PSUs and 30% RSUs.

(1)	Market median is the average of the median CEO pay as reported in the Towers Watson Regressed Compensation Report and the Radford High Tech Industry Survey.

Direct Compensation Components and Mix

The overwhelming majority, 86%, of our CEO’s target total direct compensation, and 71% of target total direct compensation for the other executive officers, is variable, and is subject to financial performance metrics. In addition, more than two-thirds of the total compensation paid to our CEO, and half of the total compensation paid to the NEOs, is equity-based and aligned with shareholder interests.

The percentages in the above illustrations are based on target compensation.

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PROXY SUMMARY

Meeting Agenda Items

Proposal 1: Election of Directors

You are being asked to elect 10 directors. Each of the director nominees is standing for election to a one-year term ending at the next annual meeting of stockholders in 2016 and until his or her successor has been duly elected and qualified.

All current directors attended over 75% of the meetings of the board and board committees on which they served in 2014.

Summary Information about our Director Nominees

Director Nominee	Age	Director Since	Occupation	Independent	Committees	Other Public Boards
Linda G. Alvarado	63	1992	President and CEO, Alvarado Construction, Inc.	X	• Finance • Governance	3M Company

Anne M. Busquet	65	2007	Principal, AMB Advisors, LLC	X	• Executive Compensation • Governance	Medical Transcription Billing Corp., InterContinental Hotels Group PLC

Roger Fradin	61	2012	Vice Chairman, Honeywell International Inc.	X	• Audit • Finance	MSC Industrial Direct Co., Inc.

Anne Sutherland Fuchs	67	2005	Consultant to private equity firms	X	• Audit • Executive Compensation	Gartner, Inc.

S. Douglas Hutcheson	58	2012	CEO, Laser, Inc.	X	• Audit • Finance	InterDigital, Inc.

Marc B. Lautenbach	53	2012	President and CEO, Pitney Bowes Inc.	X	• Executive	Campbell Soup Company

Eduardo R. Menascé	69	2001	Co-Chairman, The Taylor Companies		• Executive • Executive Compensation** • Governance	John Wiley & Sons Inc., Hill-Rom Holdings, Inc., Hillenbrand, Inc.

Michael I. Roth*	69	1995	Chairman and CEO, The Interpublic Group of Companies, Inc.	X	• Audit • Executive** • Finance**	Ryman Hospitality Properties Inc., The Interpublic Group of Companies, Inc.

David L. Shedlarz	66	2001	Retired Vice Chairman, Pfizer Inc.	X	• Audit** • Executive • Finance	Teachers Insurance and Annuity Association, The Hershey Company

David B. Snow, Jr.	60	2006	Chairman and CEO, Cedar Gate Technologies, Inc.	X	• Executive • Executive Compensation • Governance**	—

*	Non-Executive Chairman, Pitney Bowes Inc.
**	Committee Chair
8

PROXY SUMMARY

Proposal 2: Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2015

The board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for 2015.

Proposal 3: Advisory Vote to Approve Executive Compensation

The board is asking stockholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. The board has determined to hold this advisory vote on an annual basis. The next advisory vote will be at the 2016 annual meeting of stockholders.

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Annual Meeting Information

The Annual Meeting and Voting

Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 11, 2015, at 9:00 a.m. at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournment or postponement of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

Annual Meeting Admission

An admission ticket, which is required for entry into the annual meeting, is attached to your proxy card if you hold shares directly in your name as a registered stockholder. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it to the annual meeting.

If your shares are held in the name of a bank, broker or nominee and you plan to attend the meeting, you must present proof of your ownership of Pitney Bowes stock as of the record date (such as a bank or brokerage account statement) to be admitted to the meeting.

If you have received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. If you plan to attend the annual meeting, please submit your proxy, but keep the Notice and bring it to the annual meeting.

Stockholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags, or packages will be permitted in the annual meeting. Many cellular phones have built-in cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

Who is entitled to vote?

Record stockholders of Pitney Bowes common stock and $2.12 convertible preference stock at the close of business on March 13, 2015 (the record date) can vote at the meeting. As of the record date, 201,666,157 shares of Pitney Bowes common stock and 20,056 shares of $2.12 convertible preference stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date, and 16.53 votes for each share of $2.12 convertible preference stock owned as of the record date.

How do I vote?

If you are a registered stockholder which means you hold shares in your name, you may choose one of three methods to grant your proxy to have your shares voted:

•	you may grant your proxy on-line via the Internet by accessing the following website and following the instructions provided: www.proxyvote.com;
•	you may grant your proxy by telephone (1-800-690-6903); or
•	if you received your annual meeting material by mail, you also may choose to grant your proxy by completing and mailing the proxy card.

Alternatively, you may attend the meeting and vote in person.

If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on voting methods. Please note that if you are a beneficial owner and you wish to vote in person at the meeting, you must first obtain a legal proxy issued in your name from the broker, bank, trustee or other nominee that holds your shares.

May I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your proxy is voted at the meeting by any of the following methods:

•	you may send in a revised proxy dated later than the first proxy;
•	you may vote in person at the meeting; or
•	you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.

Attendance at the meeting alone will not revoke your proxy.

If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on how to revoke your proxy or change your vote.

What constitutes a quorum?

The holders of shares representing a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. If you submit your proxy by Internet, telephone or proxy card, you will be considered part of the quorum. Abstentions and broker non-votes are included in the count to determine a quorum.

What vote is required for a proposal to pass?

If a quorum is present, director candidates receiving the affirmative vote of a majority of votes cast will be elected. Proposals 2 and 3 will be approved if a quorum is present and a majority of the votes cast by the stockholders are voted for the proposal.

10

GENERAL INFORMATION

How are votes counted?

Your broker is not permitted to vote on your behalf on any proposals to be considered at the meeting including the election of directors and the advisory vote to approve executive compensation, except on the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2015, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your stock via telephone or the Internet. If you do not own your shares of record, for your vote to be counted with respect to proposals 1 or 3, you will need to communicate your voting decisions to your broker, bank, financial institution or other nominee.

Under New York Stock Exchange rules, if your broker holds your shares in its “street” name, the broker may vote your shares in its discretion on proposal 2 if it does not receive instructions from you.

If your broker does not have discretionary voting authority and you do not provide voting instructions, or if you abstain on one or more agenda items, the effect would be as follows:

Proposal 1: Election of Directors

Broker non-votes and abstentions would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes and abstentions will have no effect in the election of directors.

Proposal 2: Ratification of Audit Committee’s Appointment of the Independent Accountants for 2015

If you choose to abstain in the ratification of the Audit Committee’s selection of the independent accountants for 2015, the abstention will have no effect.

Proposal 3: Advisory Vote to Approve Executive Compensation

The vote to approve executive compensation is an advisory vote and the results will not be binding on the board of directors or the company. The board of directors will review the results and take them into consideration when making future decisions regarding executive compensation. Broker non-votes and abstentions would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes and abstentions will have no effect on the advisory vote to approve executive compensation.

How do Dividend Reinvestment Plan participants or employees with shares in the 401(k) plans vote by proxy?

If you are a registered stockholder and participate in our Dividend Reinvestment Plan, or our employee 401(k) plans, your proxy includes the number of shares acquired through the Dividend Reinvestment Plan and/or credited to your 401(k) plan account.

Shares held in our 401(k) plans are voted by the plan trustee in accordance with voting instructions received from plan participants. The plans direct the trustee to vote shares for which no instructions are received in the same proportion (for, against or abstain) indicated by the voting instructions given by participants in the plans.

Who will count the votes?

Broadridge Financial Solutions, Inc. (Broadridge) will tabulate the votes and act as Inspector of Election.

Want more copies of the proxy statement? Getting too many copies?

Only one Notice or, if paper copies are requested, only one proxy statement and annual report to stockholders including the report on Form 10-K are delivered to multiple stockholders sharing an address unless one or more of the stockholders give us contrary instructions. You may request to receive a separate copy of these materials, either now or in the future, and we will promptly deliver the requested materials.

Similarly, any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future.

Requests can be made to:

Broadridge Householding Department by phone at 1-800-542-1061 or by mail to:

Broadridge Householding Department
51 Mercedes Way
Edgewood, New York 11717.

If you own shares of stock through a bank, broker, trustee or other nominee and receive more than one copy of the materials, please contact that entity to eliminate duplicate mailings.

Additional copies of our annual report to stockholders, including the report on Form 10-K or the proxy statement will be sent to stockholders free of charge upon written request to:

Investor Relations, Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926-0700.

Want Electronic Delivery of the Annual Report and Proxy Statement?

We want to communicate with you in the way you prefer. You may receive:

•	a Notice of Internet Availability of Proxy Materials or a full set of printed materials, including the proxy statement, annual report and proxy card; or
•	an email with instructions for how to view the annual meeting materials and vote online.

If you received the Notice of Internet Availability of Proxy Materials or a full set of annual meeting materials by mail, you may choose to receive future annual meeting materials electronically by following the instructions when you vote online or by telephone. With electronic delivery, you will receive an e-mail for future meetings listing the website locations of these documents and your choice to receive annual meeting materials electronically will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your Pitney Bowes stock through a bank, broker, trustee or other nominee, you should refer to the information provided by that entity for instructions on how to elect this option. This proxy statement and our 2014 annual report may be viewed online at www.proxyvote.com.

11

GENERAL INFORMATION

Stockholder Proposals and Other Business for the 2016 Annual Meeting

If a stockholder wants to submit a proposal for inclusion in our proxy material for the 2016 annual meeting, which is scheduled to be held on Monday, May 9, 2016, it must be received by the corporate secretary by the close of business on November 28, 2015. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the corporate secretary no earlier than the close of business on January 12, 2016 and no later than the close of business on February 11, 2016. However, in the event that the date of the 2016 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2015 annual meeting, then the stockholder’s notice must be delivered no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. The By-laws are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.” If notice of a matter is not received within the applicable deadlines or does not comply with the By-laws, the chairman of the meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

Corporate Governance

We encourage stockholders to visit our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance” for information concerning governance practices, including the Governance Principles of the Board of Directors, charters of the committees of the board, and the directors’ Code of Business Conduct and Ethics. Our Business Practices Guidelines, which is the Code of Ethics for employees, including our Chief Executive Officer and Chief Financial Officer, is also available on our Leadership & Governance website. We intend to disclose any future amendments or waivers to certain provisions of the directors’ Code of Business Conduct and Ethics or the Business Practices Guidelines on our website within four business days following the date of such amendment or waiver.

It is our practice to contact many of our stockholders over the course of the year to discuss governance issues, and to seek their views on various governance topics and executive compensation matters. In the spring of 2014, we reached out to holders of approximately 43% of outstanding company shares, and in late 2014, we reached out to holders of approximately 46% of outstanding company shares. We value the feedback we receive concerning the board’s leadership structure, governance practices, the company’s proxy statement, executive compensation, and emerging governance trends.

Key Corporate Governance Practices Enhancing the Board’s Independent
Leadership, Accountability and Oversight

•	Separate Chairman and CEO. Our Governance Principles include well-defined responsibilities, qualifications and selection criteria with respect to the Chairman role. The board has appointed Michael I. Roth, an independent director, as Non-Executive Chairman.

•	Independent Committees. The board of directors determined that all board committees, other than the Executive Committee, should consist entirely of independent directors.

•	Executive Sessions. At each regular board meeting, our independent directors meet without the CEO or other members of management present to discuss issues, including matters concerning management. The Non-Executive Chairman presides at these executive sessions.

•	Majority Voting in Director Elections. Our By-Laws provide that in uncontested elections, director nominees must be elected by a majority of the votes cast.

•	Annual Election of Directors. Our By-Laws provide that our stockholders elect all directors annually.

•	Stock Holding Requirements. Each director is required to achieve a minimum share ownership with a market value equal to five times the annual base cash retainer for Board service. The minimum ownership requirement must be achieved within the first five years of service on the board.

•	No Hedging or Pledging. Directors may not pledge or transfer for value Pitney Bowes securities, engage in short-term speculative (“in and out”) trading in Pitney Bowes securities, or participate in hedging and other derivative transactions, including short sales, “put” or “call” options, swaps, collars or similar derivative transactions, with respect to Pitney Bowes securities.

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Board of Directors

Leadership Structure

Effective December, 2012, the board of directors separated the roles of Chairman and CEO. The board appointed Michael I. Roth, an independent director, as Non-Executive Chairman of the board of directors and reappointed him to this role in May 2014 for a term of one year. The board of directors believes it should have the flexibility to establish a leadership structure that works best for the company at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. In 2012, the board decided that, since the responsibilities of the Lead Director, which was Mr. Roth’s role prior to his appointment as Non-Executive Chairman, were similar in most respects to those of a Non-Executive Chairman, the election of the new CEO was an appropriate time to separate the roles of CEO and Chairman.

The board of directors has established well-defined responsibilities, qualifications and selection criteria with respect to the Chairman role. This information is set forth in detail in the Governance Principles of the Board of Directors, which can be found on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

Management Succession Planning

Among the board’s most important responsibilities is to oversee succession planning and leadership development. As part of this process, the Governance Committee oversees long-term and short-term plans for CEO succession. The board of directors is responsible for evaluating the performance of the CEO and for selection of successors to that position. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the board. The Governance Principles of the Board of Directors, which are posted on the company’s website at www.pitneybowes.com under the caption “Our Company—Leadership &

Governance—Corporate Governance,” include additional information about succession planning.

In late 2012, the board used the succession planning process described above to plan for the succession from our former CEO to the hiring of our new President and CEO, Mr. Lautenbach, and to the appointment of a new Non-Executive Chairman of the board, Michael I. Roth.

Periodically, but not less than annually, the board of directors considers management’s recommendations concerning succession planning for senior management roles other than the role of CEO. As part of this process, the board reviews development plans to strengthen and supplement the skills and qualifications of internal succession candidates.

Board Composition and Succession Planning

The Governance Committee periodically updates and reviews the skills and types of experience that should be represented on the board of directors in light of the company’s current business needs and future strategy. The Committee then compares these desired skills and experiences to those which current board members possess to determine whether all the identified skills and experience are sufficiently represented on the board. Based upon its review, and discussion with the chief executive officer, the Committee may recommend to the board that additional expertise is advisable. The Committee would then develop for the board’s consideration a skill and experience profile to be used in identifying additional board candidates as appropriate.

Directors are elected to terms of one year. It is the board’s policy that a director may not serve on the board later than the date of the Annual Stockholders Meeting following his or her attainment of age 72. The board believes that, in planning for board succession, it is advisable to maintain a board that includes both experienced directors with extensive knowledge of the company’s businesses, as well as newer directors who can refresh the board’s collective experience and expertise as business needs require.

Role of the Board of Directors in Risk Oversight

The board of directors is responsible for oversight of the risk assessment and risk management process. Management is responsible for risk management, including identification and mitigation planning. The company established an enterprise risk management process to identify, assess, monitor and address risks across the entire company and its business operations. The description, assessments, mitigation plan and status for each enterprise risk are developed and monitored by management, including management “risk owners” and an oversight management risk committee.

The Audit Committee is responsible for overseeing and reviewing on an ongoing basis the structure of the company’s enterprise risk management program, including the overall process by which management identifies and

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manages risks. Upon the recommendation of the Governance Committee, the board of directors assigns oversight responsibility for each of the enterprise-wide risks to either a specific committee of the board, or to the full board. The board and each committee, with the exception of the Executive Committee, are responsible for oversight of one or more risks. The assignments are generally made based upon the type of enterprise risk and the linkage of the subject matter to the responsibilities of the committee as described in its charter or the nature of the enterprise risk warranting review by the full board. For example, the Finance Committee oversees risks relating to liquidity and the Audit Committee over-

sees risks relating to cybersecurity. Each enterprise risk and its related mitigation plan is reviewed by either the board of directors or the designated board committee on an annual basis. On an annual basis the board of directors receives a report on the status of all enterprise risks and their related mitigation plans.

Management monitors the risks and determines, from time to time, whether new risks should be considered either due to changes in the external environment, changes in the company’s business, or for other reasons. Management also determines whether previously identified risks should be combined with new or emerging risks.

Director Independence

The board of directors conducts an annual review of the independence of each director under the New York Stock Exchange listing standards and our standards of independence, which are set forth in the Governance Principles of the Board of Directors available on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.” In making these determinations, the board of directors considers, among other things, whether any director has had any direct or indirect material relationship with Pitney Bowes or its management, including current or past employment with Pitney Bowes or its independent accountants by the director or the director’s immediate family members.

Based upon its review, the board of directors has concluded in its business judgment that the following directors are independent: Linda G. Alvarado, Anne M. Busquet, Roger Fradin, Anne Sutherland Fuchs, S. Douglas Hutcheson, Eduardo R. Menascé, Michael I. Roth, David L. Shedlarz, and David B. Snow, Jr.

Marc B. Lautenbach is not independent because he is a Pitney Bowes executive officer.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Non-Executive Chairman of the board via e-mail at boardchairman@pb.com, the Audit Committee chair via e-mail at audit.chair@pb.com or they may write to one or more directors, care of the Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700.

The board of directors has instructed the corporate secretary to assist the Non-Executive Chairman, Audit Committee chair and the board in reviewing all electronic and written communications, as described above, as follows:

(i)	Customer, vendor or employee complaints or concerns are investigated by management and copies are forwarded to the Chairman;

(ii)	If any complaints or similar communications regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by the corporate secretary to the General Auditor and to the Audit Committee chair for review and copies will be forwarded to the Chairman. Any such matter will be investigated in accordance with the procedures established by the Audit Committee; and

(iii)	Other communications raising matters that require investigation will be shared with appropriate members of management in order to permit the gathering of information relevant to the directors’ review, and will be forwarded to the director or directors to whom the communication was addressed.

Except as provided above, the corporate secretary will forward written communications to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Board Committees and Meeting Attendance

During 2014, each director attended at least 75% of the total number of board meetings and meetings held by the board committees on which he or she served. The board of directors met eight times in 2014, and the independent directors met in executive session, without any member of management in attendance, seven times. Members of the board of directors serve on one or more of the five standing committees described below. As the need arises, the board may establish ad hoc committees of the board to consider specific issues. Mr. Lautenbach is a member of the Executive Committee.

The members of all other board committees are independent directors pursuant to New York Stock Exchange independence standards. Each committee of the board operates in accordance with a charter. The members of each of the board committees are set forth in the following chart.

It is the longstanding practice and the policy of the board of directors that the directors attend the annual meeting of stockholders. All directors attended the May 2014 annual meeting.

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Name	Audit	Executive	Executive Compensation	Finance	Governance

Linda G. Alvarado				X	X
Anne M. Busquet			X		X
Roger Fradin	X			X
Anne Sutherland Fuchs	X		X
S. Douglas Hutcheson	X			X
Marc B. Lautenbach		X
Eduardo R. Menascé		X	Chair		X
Michael I. Roth	X	Chair		Chair
David L. Shedlarz	Chair	X		X
David B. Snow, Jr.		X	X		Chair
Number of meetings in 2014	6	0	6	5	3

Audit Committee

The Audit Committee monitors our financial reporting standards and practices and our internal financial controls to confirm compliance with the policies and objectives established by the board of directors and oversees our ethics and compliance programs. The committee appoints independent accountants to conduct the annual audits, and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent accountant’s report, invites the independent accountant’s recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the independent accountants and approves their fees. It also reviews our internal accounting controls and the scope and results of our internal auditing activities, and submits reports and proposals on these matters to the board. The committee is also responsible for overseeing the process by which management identifies and manages the company’s risks. The committee meets in executive session with the independent accountants and internal auditor at each committee meeting.

The board of directors has determined that the following members of the Audit Committee are “audit committee financial experts,” as that term is defined by the SEC: S. Douglas Hutcheson, Michael I. Roth and David L. Shedlarz. All Audit Committee members are independent as independence for audit committee members is defined in the New York Stock Exchange standards.

Executive Committee

The Executive Committee can act, to the extent permitted by applicable law and the company’s Restated Certificate of Incorporation and its By-laws, on matters concerning management of the business which may arise between scheduled board of directors meetings and as described in the committee’s charter.

Executive Compensation Committee

The Executive Compensation Committee is responsible for our executive compensation policies and programs. The committee chair frequently consults with, and the committee meets in executive session with, Pay Governance LLC, its independent compensation consultant. The committee recommends to all of the independent directors for final approval policies, programs and specific actions regarding the compensation of the CEO, and approves the same for all of our other executive offi-

cers. The committee also recommends the “Compensation Discussion and Analysis” for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC, and reviews and approves stock grants and other stock-based compensation awards. All Executive Compensation Committee members are independent as independence for compensation committee members is defined in the New York Stock Exchange standards.

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CORPORATE GOVERNANCE

Finance Committee

The Finance Committee reviews our financial condition and capital structure, and evaluates significant financial policies and activities, oversees our major retirement programs, advises management and recommends financial action to the board of directors. The committee’s duties include monitoring our current and projected financial condition, reviewing and recommending for board approval quarterly dividends, share repurchases, and other major investment decisions including financing, mergers and acquisitions, divestitures and overseeing the financial operations of our retirement plans. The committee recommends for approval by the board of directors the establishment of new retirement and post-retirement benefit plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans.

Governance Committee

The Governance Committee recommends nominees for election to the board of directors, recommends membership in, and functions of, the board committees, reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board, and oversees CEO and senior management succession planning. The Governance Principles of the Board of Directors, which are posted on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance,” include additional information about succession planning. The committee reviews and evaluates the effectiveness of board administration and its governing documents, and reviews and monitors company programs and policies relating to directors. The committee reviews related-person transactions in accordance with company policy.

The Governance Committee generally identifies qualified candidates for nomination for election to the board of directors from a variety of sources, including other board members, management and stockholders. The committee also may retain a third-party search firm to assist the committee members in identifying and evaluating potential nominees to the board of directors.

Stockholders wishing to recommend a candidate for consideration by the Governance Committee may do so by writing to: c/o Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700. Recommendations submitted for consideration by the committee must contain the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of our stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regard-

ing the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (vi) the candidate’s written, signed consent to serve if elected.

The Governance Committee evaluates candidates stockholders recommend based on the same criteria it uses to evaluate candidates from other sources. The Governance Principles of the Board of Directors, which are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance,” include a description of director qualifications. A discussion of the specific experience and qualifications the committee identified for directors and nominees may be found under “Director Qualifications” on page 23 of this proxy statement.

If the Governance Committee believes that a potential candidate may be appropriate for recommendation to the board of directors, there is generally a mutual exploration process, during which the committee seeks to learn more about the candidate’s qualifications, background and interest in serving on the board of directors, and the candidate has the opportunity to learn more about the company, the board, and its governance practices. The final selection of the board’s nominees is within the sole discretion of the board of directors.

Alternatively, as referenced on page 12 of this proxy statement, stockholders intending to nominate a candidate for election by the stockholders at the meeting must comply with the procedures in Article I, Section 5 of the company’s By-laws. The By-laws are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

Directors’ Compensation

Role of Governance Committee in Determining Director Compensation

In accordance with the Governance Principles of the Board, the Governance Committee reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board of directors. The Governance Committee reviews the director compensation policy periodically and may consult from time to time with a compensation consultant, to be selected and retained by the committee, as to the competitiveness of the program.

The non-employee directors’ compensation program was revised effective in May 2014. The compensation for the board of directors had last been modified in 2007. In 2013, the Governance Committee retained an independent compensation consultant, Farient Advisors, to assist in its review of the director compensation program. Farient provides no other consulting services to the company.

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Farient presented a recommendation to the Governance Committee for changes to the board of directors compensation program, based upon an extensive analysis of comparative data, including director compensation at companies in the peer group used for executive compensation purposes. Farient concluded that the company’s director compensation was below market, particularly in the equity component of the program, when compared with the peer group and the broader benchmark of comparably sized companies.

Based upon its review, including the information Farient provided, the Governance Committee recommended that the board of directors approve changes to the direc-

tor compensation program. The Governance Committee recommended that the compensation level be set at about the 50th percentile of the total compensation in the peer and broader benchmark groups. The board of directors approved the changes to the compensation program, subject to approval by our stockholders of an amended and restated Directors’ Stock Plan at the 2014 Annual Meeting. No new shares were requested or authorized to satisfy awards under the amended and restated Directors’ Stock Plan. The revised board compensation program became effective on May 12, 2014, when the company’s stockholders approved the amended and restated Directors’ Stock Plan.

Highlights of the 2014 Changes to the Directors’ Compensation Program are:

•	Cash component paid as an annual retainer rather than as a combination of a retainer and meeting attendance fees
•	Leadership premiums paid to Committee Chairmen rather than as a higher meeting attendance fee
•	Increase in leadership premium for Chairman of the Board
•	Annual equity grant in the form of restricted stock units, the number of which is calculated by dividing $100,000 by the fair market value of a share of the company’s common stock as of the award date
•	The stock ownership requirement, to be attained over a five-year period, is the number of shares having a market value of five times the annual cash retainer, or $375,000

A meeting attendance fee of $2,000 is paid with respect to meetings of the Executive Committee. The Executive Committee did not meet in 2014.

Directors’ Fees

As noted above, beginning May 12, 2014, meeting attendance fees were discontinued. Instead, the annual retainer for board service was increased to $75,000 and each non-employee director also receives an additional retainer for service on the committees to which he or she is assigned. The annual retainers for board and committee service were prorated from the effective date of the new program to the end of the calendar year. The non-executive chairman of the board receives an additional retainer of $100,000 commensurate with the additional responsibilities required of the chairman role.

Annual retainers for committee service under the revised compensation program are: $12,000 for service on the Audit Committee (with the committee chairman receiving an additional annual retainer of $12,000); $10,500 for service on the Executive Compensation Committee (with the committee chairman receiving an additional annual retainer of $10,500); $9,000 for service on the Governance Committee (with the committee chairman receiving an additional annual retainer of $9,000); and $9,000 for service on the Finance Committee (with the committee chairman receiving an additional annual retainer of $9,000).

For 2014 service prior May 12, 2014, non-employees were compensated under the previous director compensation program. For that period, each director who was not an employee received an annual retainer of $65,000 and a meeting fee of $1,500 for each board and committee meeting attended. Committee chairs (except for the Audit Committee chair) received an additional $1,500 for each committee meeting that they chaired, and the Audit Committee chair received an additional $2,000 for each Audit Committee meeting chaired. The Non-Executive Chairman received an additional annual retainer of $50,000. All cash retainers paid in 2014 under the previous compensation program were prorated for the portion of the calendar year covered by the previous program.

All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

Stock under the Revised Director Compensation Program

Under the amended and restated Directors’ Stock Plan, each director who was not an employee of the company received an award of restricted stock units which are fully vested one year after the date of grant. (Directors appointed by the board to fill a vacancy during the year receive a prorated grant of restricted stock units as described in the Directors’ Stock Plan.) The units have no voting rights until they are converted to shares of common stock. Each non-employee director receives a quarterly cash payment equal to the amount that would have been paid as a dividend with respect to shares represented by the restricted stock units held as of the

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CORPORATE GOVERNANCE

record date for the payment of the common stock dividend. Non-employee directors may elect to defer the conversion of restricted stock units to shares until the date of termination of service as a director.

Shares shown in the table on page 21 of this proxy statement disclosing security ownership of directors and executive officers include shares granted to the directors under the Directors’ Stock Plan.

Director Stock Ownership Requirement

The board of directors maintains directors’ stock ownership guidelines, requiring, among other things, that each director accumulate and retain a minimum of Company common stock with a market value of five times the base retainer, or $375,000 within five years of becoming a director of Pitney Bowes. All members of the board of directors are in compliance with these guidelines. The directors’ stock ownership guidelines are available on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance.”

A comparison of the revised directors’ compensation program and the previous program is shown in the table below.

COMPARISON OF REVISED AND PREVIOUS DIRECTOR COMPENSATION PROGRAMS

				Incremental Leadership
	Board Member		Premiums

Compensation Element	Revised	Previous	Revised	Previous
Board service			(Board Chairman)
Cash retainer	$75,000	$65,000	$100,000	$50,000
Meeting fee	$0	$1,500	$0	$0
Equity Award	$100,000
	value-based grant	2,200 shares
Annual Equity Grant
Committee service				Committee
Cash retainer				Chairmen
• Audit	$12,000	$0	$12,000	$0
• Executive Compensation	$10,500	$0	$10,500	$0
• Governance	$9,000	$0	$9,000	$0
• Finance	$9,000	$0	$9,000	$0
Meeting Fee
• Audit	$0	$1,500	$0	$2,000
• Executive Compensation	$0	$1,500	$0	$1,500
• All Other Committees	$0	$1,500	$0	$1,500
Total Compensation	@$195,000	@$125,000
Ownership Guidelines	5 times cash retainer;	7,500 shares;
	5 years to reach	5 years to reach
	compliance	compliance

Directors’ Deferred Incentive Savings Plan

We maintain a Directors’ Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally “invested” in any combination of several institutional investment funds. The investment choices available to directors under this plan are the same as those offered to employees under the company’s 401(k) plan.

Directors’ Retirement Plan

The board discontinued the Directors’ Retirement Plan, with all benefits previously earned by directors frozen as of May 12, 1997.

Linda G. Alvarado is the only current director who is eligible to receive a retirement benefit under the plan after termination of service on the board of directors. As of the date the plan was frozen, she had completed five years of service as a director, the minimum years of service required to receive an annual retirement benefit of 50% of her retainer as of May 12, 1997. Therefore she will receive an annual benefit of $15,000.

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CORPORATE GOVERNANCE

DIRECTOR COMPENSATION FOR 2014

			Change in
			Pension Value
			and Nonqualified
	Fees Earned or	Stock	Deferred	All Other
	Paid in Cash	Awards	Compensation	Compensation
Name	($)(1)	($)(2)	Earnings ($)(3)	($)(4)(5)	Total ($)
Linda G. Alvarado	91,500	100,000	32,780	7,147	231,427
Anne M. Busquet	92,437	100,000	0	7,147	199,584
Roger Fradin	90,375	100,000	0	7,147	197,522
Anne Sutherland Fuchs	95,812	100,000	0	7,147	202,959
S. Douglas Hutcheson	93,375	100,000	0	2,147	195,522
Eduardo R. Menascé	102,000	100,000	0	2,147	204,147
Michael I. Roth	184,750	100,000	0	7,147	291,897
David L. Shedlarz	106,875	100,000	0	7,147	214,022
David B. Snow, Jr.	101,063	100,000	0	2,147	203,210

(1)	Prior to May 12, 2014 each non-employee director received an annual retainer of $65,000 ($16,250 per quarter) and a meeting fee of $1,500 for each board and committee meeting attended. Committee chairs (except for the Audit Committee chair) received an additional $1,500 for each committee meeting that they chaired and the Audit Committee chair received an additional $2,000 for each Audit Committee meeting chaired. Effective January 1, 2013, the Non-Executive Chairman received an additional annual retainer of $50,000.

Effective May 12, 2014, each non-employee director receives an annual retainer of $75,000 ($18,750 per quarter). Each committee member receives the following annual retainer: $12,000 for Audit, $10,500 for Executive Compensation and $9,000 each for Finance and Governance. The committee chairmen receive an additional retainer of equal amounts for their respective committees.

(2)	Represents the grant date fair value of 3,816 restricted stock units granted on May 12, 2014. The number of restricted stock units was derived by dividing $100,000 by $26.21, the closing price on May 12, 2014 on the New York Stock Exchange. Neither restricted stock nor stock options were awarded to non-employee directors during 2014.

(3)	Ms. Alvarado is the only non-employee director who served on the board of directors during 2014 eligible to receive payments from the discontinued Directors’ Retirement Plan. Ms. Alvarado is eligible to receive payments upon her retirement from the board of directors.

(4)	Mmes. Alvarado, Busquet, and Fuchs, and Messrs. Fradin, Roth and Shedlarz utilized the Pitney Bowes Non-Employee Director Matching Gift Program during 2014. The company matches individual contributions by non-employee directors, dollar for dollar to a maximum of $5,000 per board member per calendar year.

(5)	During 2014, dividend equivalents were paid quarterly in cash to non-employee directors with respect to the award of the 3,816 restricted stock units and in the same amount as dividends paid with respect to the common stock (June, September and December) representing a total of $2,147 per non-employee director.

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CORPORATE GOVERNANCE

Relationships and Related-Person Transactions

The board of directors has a written “Policy on Approval and Ratification of Related-Person Transactions” which states that the Governance Committee is responsible for reviewing and approving any related person transactions between Pitney Bowes and its directors, nominees for director, executive officers, beneficial owners of more than five percent of any class of Pitney Bowes voting stock and their “immediate family members” as defined by the rules and regulations of the SEC (related persons).

Under the related-person transaction approval policy, any newly proposed transaction between Pitney Bowes and a related person must be submitted to the Governance Committee for approval if the amount involved in the transaction or series of transactions is greater than $120,000. Any related-person transactions that have not been pre-approved by the Governance Committee must be submitted for ratification as soon as they are identified. Ongoing related-person transactions are reviewed on an annual basis. The material facts of the transaction and the related person’s interest in the transaction must be disclosed to the Governance Committee. It is the expectation and policy of the board of directors that any related-person transactions will be at arms’ length and on terms that are fair to the company.

If the proposed transaction involves a related person who is a Pitney Bowes director or an immediate family member of a director, that director may not participate in the deliberations or vote regarding approval or ratification of the transaction but may be counted for the purposes of determining a quorum.

The following related-person transactions do not require approval by the Governance Committee:

1.	Any transaction with another company with which a related person’s only relationship is as an employee or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount invested does not exceed the greater of $1 million or two percent of that company’s consolidated gross revenues;

2.	A relationship with a firm, corporation or other entity that engages in a transaction with Pitney Bowes where the related person’s interest in the transaction arises only from his or her position as a director or limited partner of the other entity that is party to the transaction;

3.	Any charitable contribution by Pitney Bowes to a charitable organization where a related person is an officer, director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues;

4.	Any transaction involving a related person where the rates or charges involved are determined by competitive bids; and

5.	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Governance Committee may delegate authority to approve related-person transactions to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any approval or ratification decisions to the Governance Committee at its next scheduled meeting.

During 2014, no transactions were submitted to the Governance Committee for review.

Compensation Committee Interlocks and Insider Participation

During 2014, there were no compensation committee interlocks and no insider participation in Executive Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

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CORPORATE GOVERNANCE

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

		Shares	Options
Title of		Deemed to	Exercisable
Class of		be Beneficially	Within
Stock	Name of Beneficial Owner	Owned(1)(2)(3)(4)	60 Days(4)	% of Class
Common	Linda G. Alvarado	37,428	0	*
Common	Anne M. Busquet	15,882	0	*
Common	Roger Fradin	9,997	0	*
Common	Anne Sutherland Fuchs	18,763	0	*
Common	S. Douglas Hutcheson	9,256	0	*
Common	Eduardo R. Menascé	24,092	0	*
Common	Michael I. Roth	39,170	0	*
Common	David L. Shedlarz	25,892	0	*
Common	David B. Snow, Jr.	17,800	0	*
Common	Marc B. Lautenbach	615,827	500,000	*
Common	Michael Monahan	735,249	635,052	*
Common	Mark L. Shearer	25,334	0	*
Common	Daniel J. Goldstein	74,344	39,855	*
Common	Abby F. Kohnstamm	28,414	0	*
Common	All executive officers and directors as a group (17)	2,091,272	1,474,946	1.03%

*	Less than 1% of Pitney Bowes Inc. common stock.
(1)	These shares represent common stock beneficially owned as of March 1, 2015 and shares for which such person has the right to acquire beneficial ownership within 60 days thereafter. To our knowledge, none of these shares are pledged as security. There were 201,622,583 shares of our common stock outstanding as of March 1, 2015. No director or executive officer owns shares of $2.12 convertible preference stock.
(2)	Other than with respect to ownership by family members, the reporting persons have sole voting and investment power with respect to the shares listed.
(3)	Includes shares that are held indirectly through the Pitney Bowes 401(k) Plan.
(4)	The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of March 1, 2015 by exercising outstanding stock options. Amounts in this column are also included in the column “Shares Deemed to be Beneficially Owned.”
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CORPORATE GOVERNANCE

Beneficial Ownership

The only persons or groups known to the company to be the beneficial owners of more than five percent of any class of the company’s voting securities are reflected in the chart below. The following information is based solely upon Schedules 13G and amendments thereto filed by the entities shown with the SEC as of the date appearing below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock(1)

Iridian Asset Management LLC David L. Cohen, Harold J. Levy 276 Post Road West Westport, CT 06880-4704	20,786,152(2)	10.3%

The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	20,103,581(3)	10.0%

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	13,545,767(4)	6.7%

(1)	There were 201,622,583 shares of our common stock outstanding as of March 1, 2015.
(2)	As of February 28, 2015, Iridian Asset Management LLC, David L. Cohen and Harold J. Levy disclosed shared investment power and shared voting power with respect to 20,786,152 shares. The foregoing information is based on a Schedule 13G/A filed with the SEC on March 4, 2015.
(3)	As of January 31, 2015, The Vanguard Group, Inc. disclosed sole investment power with respect to 19,831,563 shares, shared investment power with respect to 272,018 shares and sole voting power with respect to 289,518 shares. The foregoing information is based on a Schedule 13G/A filed with the SEC on February 10, 2015.
(4)	As of December 31, 2014, BlackRock, Inc. disclosed sole investment power with respect to 13,545,767 shares and sole voting power with respect to 12,280,499 shares. The foregoing information is based on a Schedule 13G/A filed with the SEC on February 9, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered “officers” of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (“Reporting Persons”) are required to file reports with the SEC showing their holdings of and transactions in the company’s securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. Based solely on a review of such forms and amendments furnished to us and written representations that no other reports were required, we believe that all such forms have been timely filed for 2014.

22

Proposal 1: Election of Directors

Director Qualifications

The board of directors believes that, as a whole, the board should include individuals with a diverse range of experience to give the board depth and breadth in the mix of skills represented for the board to oversee management on behalf of our stockholders. In addition, the board of directors believes that there are certain attributes that each director should possess, as described below. Therefore, the board of directors and the Governance Committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the board of directors.

The board of directors, with the assistance of the Governance Committee, is responsible for assembling appropriate experience and capabilities within its membership as a whole, including financial literacy and expertise needed for the Audit Committee as required by applicable law and New York Stock Exchange listing standards. The Governance Committee is responsible for reviewing and revising, as needed, criteria for the selection of directors. It also reviews and updates, from time to time, the board candidate profile used in the context of a director search, in light of the current and anticipated needs of the company and the experience and talent then represented on the board of directors. The Governance Committee reviews the qualifications of director candidates in light of the criteria approved by the board of directors and recommends candidates to the board for election by the stockholders at the annual stockholders meeting.

The Governance Committee seeks to include individuals with a variety of occupational and personal backgrounds on the board of directors in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the board of directors in such areas as experience and geography, as well as race, gender, ethnicity and age.

Among other things, the board of directors has determined that it is important that the board should include members with the following skills and experiences:

•	Financial acumen for evaluation of financial statements and capital structure.
•	International experience and experience with emerging markets to evaluate our global operations.
•	Software and technology acumen, coupled with in-depth understanding of our business and markets, to provide counsel and oversight with regard to our strategy.
•	Operating experience, providing specific insight into developing, implementing and assessing our operating plan and business strategy.
•	Human resources experience, including executive compensation experience to help us attract, motivate and retain world-class talent.
•	Corporate governance experience at publicly traded companies to support the goals of greater transparency, accountability for management and the board, and protection of stockholder interests.
•	Understanding of customer communications and marketing channels to support our client focus and customer communications and marketing strategy.
•	Turnaround experience to help us assess opportunities to reposition certain of our businesses.
•	Leadership to motivate others and identify and develop leadership qualities in others.

Additionally, the board believes all directors should demonstrate integrity and ethics, business acumen, sound judgment, and the ability to commit sufficient time and attention to the activities of the board of directors, as well as the absence of any conflicts with our interests.

The Governance Committee assesses the effectiveness of its criteria when evaluating and recommending new candidates.

Each director brings experience and skills that complement those of the other directors. The board of directors believes that all the directors nominated for election are highly qualified, and have the attributes, skills and experience required for service on the board of directors. Additional information about each director is included with biographical information for each appearing below.

23

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Directors are elected to terms of one year. The board of directors has ten members whose terms expire in 2015. Each of the nominees for election at the 2015 annual meeting of stockholders is a current board member and was selected by the board of directors as a nominee in accordance with the recommendation of the Governance Committee. If elected at the 2015 annual meeting of stockholders, each of the nominees would serve until the 2016 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director’s death, resignation or removal.

Information about each nominee for director, including the nominee’s age, as of March 1, 2015, is set forth below.

Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced. At the annual meeting, proxies cannot be voted for more than the ten director nominees.

Vote Required; Recommendation of the Board of Directors

In accordance with our By-laws, in an uncontested election, a majority of the votes cast is required for the election of directors. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote. The Board of Directors Governance Principles provide that any nominee for director in this election who fails to receive a majority of votes cast in the affirmative must tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation. The board of directors will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

The board of directors recommends that stockholders vote FOR the election of all the director nominees.

Nominees

Linda G. Alvarado, 63, president and chief executive officer of Alvarado Construction, Inc., a commercial general contractor, design/build, construction management and development company in the United States and internationally, since 1978. Ms. Alvarado is also co-owner of the Colorado Rockies Major League Baseball Club and President of Palo Alto, Inc. which owns and operates YUM! Brands restaurants in multiple states. Pitney Bowes director since 1992. (Also a director of 3M Company. Formerly a director of Lennox International Inc., The Pepsi Bottling Group Inc. and Qwest Communications International Inc.)

As a principal of several diverse businesses, Ms. Alvarado brings to the board of directors her significant operational experience, as well as an understanding of marketing, finance and human resources issues. Her experience as a member of other public company boards of directors contributes to her understanding of global public company issues, including those relating to international markets and government affairs.

Anne M. Busquet, 65, principal of AMB Advisors, LLC, an independent consulting firm, since 2006; former chief executive officer, IAC Local & Media Services, a division of IAC/Interactive Corp., an Internet commerce conglomerate, 2004 – 2006. Pitney Bowes director since 2007. (Also a director of Medical Transcription Billing Corp. and InterContinental Hotels Group PLC. Formerly a director of Meetic S.A. and Blyth, Inc.)

Ms. Busquet has experience as a senior public company executive, including as American Express Company Division President, leading global interactive services initiatives. As former chief executive officer of the Local and Media Services unit of InterActiveCorp, she has experience in electronic media, communications and marketing. In addition, Ms. Busquet brings to the board of directors her substantial operational experience, including in international markets, marketing channels, emerging technologies and services, and product development.

24

PROPOSAL 1: ELECTION OF DIRECTORS

Roger Fradin, 61, vice chairman, since April 2014, Honeywell International Inc., a diversified technology and manufacturing company. Formerly president and chief executive officer of Honeywell Automation and Control Solutions, a division of Honeywell. Pitney Bowes director since 2012. (Also a director of MSC Industrial Direct Co., Inc.)

As a senior executive of a major diversified technology and manufacturing company, with substantial experience as the chief executive officer of its $17 billion Automation and Control Solutions division, Mr. Fradin brings to the board significant operational experience, financial expertise, and experience in capital markets, product development, and marketing, including in international markets. He possesses a strong entrepreneurial background, with experience in driving robust growth for businesses under his leadership, and has deep experience in entering new markets, both organically and through acquisition.

Anne Sutherland Fuchs, 67, consultant to private equity firms. Formerly group president, Growth Brands Division, Digital Ventures, a division of J. C. Penney Company, Inc., a retailer, November 2010 – April 2012; former Chair of the Commission on Women’s Issues for New York City, 2002 – 2013. Pitney Bowes director since 2005. (Also a director of Gartner, Inc.)

Ms. Fuchs has experience as a senior executive with operational responsibility within the media and marketing industries, as well as experience as global chief executive officer of a unit of LMVH Moet Hennessy Louis Vuitton. Her experience in the publishing industry includes senior level operational roles at Hearst, Conde Nast, Hachette and CBS. She possesses experience in product development, marketing and branding, international operations, as well as in human resources and executive compensation. Her experience in managing a number of well-known magazines contributes to her knowledge and understanding of businesses closely tied to the mailing industry. Her work for the City of New York has further informed her understanding of government operations and government partnerships with the private sector.

S. Douglas Hutcheson, 58, chief executive officer, since March 2014, of Laser, Inc., a privately held technology company. Since January 2015, senior advisor of technology, media and telecom for Searchlight Capital, a global private investment firm. Formerly chief executive officer, Leap Wireless International, Inc., a provider of wireless services and devices through its subsidiary, Cricket Communications, Inc. (February 2005 – March 2013); president and chief executive officer, February 2005 – November 2012. Pitney Bowes director since 2012. (Also a director of InterDigital, Inc. Formerly a director of Leap Wireless International, Inc.)

Mr. Hutcheson brings to the board of directors significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company. His broad business background includes strategic planning and product and business development and marketing. His expertise in developing and executing successful wireless strategies is an asset to Pitney Bowes as more products and services are transitioned to the cloud. In addition, his experience as a public company chief executive contributes to his knowledge of corporate governance and public company matters.

Marc B. Lautenbach, 53, president and chief executive officer of Pitney Bowes Inc. since December 3, 2012. Formerly, Managing Partner, North America, Global Business Services, International Business Machines Corporation (IBM), a global technology services company, 2010 – 2012, and General Manager, IBM North America, 2005 – 2010. Pitney Bowes director since December 3, 2012. (Also a director of Campbell Soup Company.)

As a former senior operating executive at a global technology services company, Mr. Lautenbach possesses substantial operational experience, including in technology services, software solutions, application development, and infrastructure management, as well as marketing, sales and product development. Mr. Lautenbach has extensive experience working with a breadth of client segments, including in the small and medium sized business segment and public and enterprise markets. He also has significant international experience.

25

PROPOSAL 1: ELECTION OF DIRECTORS

Eduardo R. Menascé, 69, co-chairman, since April 2014, The Taylor Companies, a privately held organization that provides advisory services in mergers, acquisitions and divestitures. Retired president, Enterprise Solutions Group, Verizon Communications Inc., a leading provider of wireline and wireless communications, since 2006. Pitney Bowes director since 2001. (Also a director of John Wiley & Sons, Inc., Hill-Rom Holdings, Inc. and Hillenbrand, Inc. Formerly a director of KeyCorp.)

Mr. Menascé has broad experience as a former senior executive responsible for a significant international operation of a public company, as well as experience in senior leadership positions with a number of European and Latin American businesses, including business operations, finance and capital markets, international and emerging markets, technology, customer communications and marketing channels, and executive compensation. His experience on other public company boards contributes to his knowledge of public company matters.

Michael I. Roth, 69, chairman and chief executive officer, The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company, since 2005. Pitney Bowes director since 1995. (Also a director of Ryman Hospitality Properties, Inc. and The Interpublic Group of Companies, Inc.)

Mr. Roth has broad experience as the chief executive officer of a public company and as a member of other public company boards of directors, as well as previous experience as a certified public accountant and attorney. In addition to his experience as chief executive officer of The Interpublic Group of Companies, his experience includes service as the chief executive officer of The MONY Group Inc. prior to its acquisition by AXA Financial, Inc. He brings to the board of directors his deep financial expertise, and experience in business operations, capital markets, international markets, emerging technologies and services, marketing channels, corporate governance, and executive compensation.

David L. Shedlarz, 66, retired vice chairman of Pfizer Inc., a pharmaceutical, consumer and animal products health company. Formerly vice chairman of Pfizer Inc., 2005 – 2007; executive vice president and chief financial officer, 1999 – 2005, Pfizer Inc. Pitney Bowes director since 2001. (Also a director of Teachers Insurance and Annuity Association and The Hershey Company.)

Mr. Shedlarz has broad experience as a former senior executive of a public company, experience as a former chief financial officer and as a member of other public company boards of directors. He possesses financial expertise, knowledge of business operations and capital markets, international markets, emerging technologies and services, customer communications and marketing channels, human resources and executive compensation, regulatory and government affairs, product development, and corporate governance.

David B. Snow, Jr., 60, chairman and chief executive officer, Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor, hospital, and self-insured employer organizations entering risk-based reimbursement arrangements, since February 2014. Until April 2012, chairman and chief executive officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager. Pitney Bowes director since 2006. (Formerly a director of Medco Health Solutions, Inc.)

In addition to his experience as the chief executive officer of a public company, Mr. Snow has a strong background in operations, having served in senior leadership positions at several companies including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans. Mr. Snow also brings to the board of directors a broad range of experience, including finance and capital markets, emerging technologies, customer communications and marketing channels, human resources and executive compensation, regulatory and government affairs, corporate governance, and product development.

26

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that is reviewed annually and was last amended in September 2013. The committee represents and assists the board of directors in overseeing the financial reporting process and the integrity of the company’s financial statements. The committee is responsible for retaining the independent accountants and pre-approving the services they will perform, and for reviewing the performance of the independent accountants and the company’s internal audit function. The board of directors, in its business judgment, has determined that all five of the members of the committee are “independent,” as required by applicable listing standards of the New York Stock Exchange.

In the performance of its responsibilities, the committee has reviewed and discussed the audited financial statements with management and the independent accountants. The committee has also discussed with the independent accountants the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). Finally, the committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountants their independence.

In determining whether to recommend that the stockholders ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Pitney Bowes’ independent auditor for 2015, management and the committee, as they have done in prior years, engaged in a review of PricewaterhouseCoopers. In that review, the committee considers the continued independence of PricewaterhouseCoopers, its geographic presence compared to that of Pitney Bowes, its industry knowledge, the quality of the audit and its services, the audit approach and supporting technology, any Securities and Exchange Commission actions and other legal issues as well as PCAOB inspection reports. Pitney Bowes management prepares an annual assessment that includes an analysis of (1) the above criteria for PricewaterhouseCoopers and the other “Big Four” accounting firms; (2) an assessment of whether firms outside of the “Big Four” should be considered; and (3) a detailed analysis of the PricewaterhouseCoopers’ fees. In addition, PricewaterhouseCoopers reviews with the committee its analysis of its independence. Based on the results of this review this year, the committee concluded that PricewaterhouseCoopers is independent and that it is in the best interests of Pitney Bowes and its investors to appoint PricewaterhouseCoopers to serve as Pitney Bowes’ independent registered accounting firm for 2015.

Based upon the review of information received and discussions as described in this report, the committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on February 20, 2015.

By the Audit Committee of the board of directors,

David L. Shedlarz, Chair
Roger Fradin
Anne Sutherland Fuchs
S. Douglas Hutcheson
Michael I. Roth

27

Proposal 2: Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2015

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent accountants for Pitney Bowes for 2015. Although not required by law, this matter is being submitted to the stockholders for ratification, as a matter of good corporate governance. If this proposal is not ratified at the annual meeting by the affirmative vote of a majority of the votes cast, the Audit Committee intends to recon-

sider its appointment of PricewaterhouseCoopers as its independent accountants. PricewaterhouseCoopers has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. A representative from PricewaterhouseCoopers is expected to attend the annual meeting and to be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the company by PricewaterhouseCoopers for the years ended December 31, 2014 and 2013, were (in millions):

	2014	2013
Audit	$6.9	$8.8
Audit-Related	.3	.3
Tax	.8	.6
All Other	—	—
Total	$8.0	$9.7

Audit fees: The Audit fees for the years ended December 31, 2014 and 2013 were for services rendered for the audits of the consolidated financial statements and internal control over financial reporting of the company and selected subsidiaries, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. The Audit fees decreased in 2014 compared with 2013 due to the additional audit services required in connection with the divestiture of Pitney Bowes Management Services in 2013.

Audit-Related Fees: The Audit-Related fees for the years ended December 31, 2014 and 2013 were for assurance and related services related to employee benefit plan audits, procedures performed for SSAE 16 reports, attestation services pertaining to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees: The Tax fees for the years ended December 31, 2014 and 2013 were for services related to tax compliance, including the preparation and/or review of tax returns and claims for refunds.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by PricewaterhouseCoopers. Specifically the committee’s policy requires pre-approval of the use of PricewaterhouseCoopers for audit services as well as detailed, specific types of services within the following categories of audit-related and non-audit services: merger and acquisition due diligence and audit services; employee benefit plan audits; tax services; procedures required to meet certain regulatory requirements; assessment of and making recommendations for improvement in internal accounting controls and selected related consulting services. The committee will not approve any service prohibited by regulation. In each case, the committee’s policy is to pre-approve a specific annual budget by category for such audit, audit-related and tax services which the company anticipates obtaining from PricewaterhouseCoopers, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair.

Vote Required; Recommendation of the Board of Directors

Ratification of the appointment of Pitney Bowes’ independent accountants requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The board of directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent accountants for 2015.

28

Proposal 3: Advisory Vote to Approve Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement.

This proposal, commonly known as a “Say-On-Pay” proposal, provides our stockholders with the opportunity to express their views, on an advisory (non-binding) basis, on our executive compensation for our NEOs for fiscal year 2014 as described in the “Compensation Discussion and Analysis” or (CD&A) beginning on page 32 of this proxy statement, as well as the “Summary Compensation Table” and other related compensation tables and narratives, on pages 57 through 71 of this proxy statement.

The stockholders have approved the board of directors’ recommendation to hold advisory votes on executive compensation annually. At the company’s annual meeting of stockholders in 2014, stockholders voted in favor of the company’s executive compensation by over 95% of the votes cast.

The Executive Compensation Committee (Committee) and the board of directors believe that the compensation program described in the CD&A establishes effective incentives for the sustainable achievement of positive results without encouraging unnecessary or excessive risk-taking. Our compensation program appropriately aligns pay and performance incentives with stockholder interests and enables the company to attract and retain talented executives. The company and the Committee have reached out to stockholders to solicit their views on the company’s executive compensation structure.

Based on the company’s financial results when compared against the pre-determined financial goals  established by the Committee  for 2014(1) and after the application of the strategic modifier, the annual incentive payout multiplier for the NEOs was 125.1% and the 2012-2014 long-term cash incentive units award payout was $1.33 per unit.

As discussed in the CD&A, the Committee has structured our executive compensation program based on the following central principles:

(1)	Compensation should be tied to performance and long-term stockholder return and performance-based compensation should be a greater part of total compensation for more senior positions;
(2)	Compensation should reflect leadership position and responsibility;
(3)	Incentive compensation should reward both short-term and long-term performance;
(4)	Compensation levels should be sufficiently competitive to attract and retain talent; and
(5)	Executives should own meaningful amounts of Pitney Bowes stock to align their interests with Pitney Bowes stockholders.

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong pay governance practices.

(1)	See detailed discussion of the 2014 pre-determined financial goals beginning on page 43.
29

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Existing Pay for Performance and Strong Pay Governance Practices

•	Strong Pay-for-Performance Practices:
	•	86% of our CEO’s target total direct compensation, and 71% of target total direct compensation for the other executive officers, is variable, and is subject to financial performance metrics.
	•	More than two-thirds of the total compensation paid to our CEO, and half of the total compensation paid to the NEOs, is equity-based and aligned with shareholder interests.
	•	100% of the 2014 long-term incentive mix is equity-based;
	•	100% of the annual incentive and long-term incentive program is based on financial objectives; and
	•	The long-term incentive program includes a three-year cumulative TSR modifier.
•	Strong Pay Governance Practices:
	•	No employment agreements with our executive officers;
	•	No tax gross-ups on Change-of-Control payments;
	•	No special arrangements whereby extra years of prior service are credited under our pension plans;
	•	No perquisites other than limited financial counseling and an executive physical benefit;
	•	“Double-trigger” vesting provisions in our Change-of-Control arrangements;
	•	A “clawback” policy that permits the company to recover bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results;
	•	Prohibitions against pledging and hedging of our stock;
	•	Executive stock ownership policy that aligns executives’ and directors’ interests with those of stockholders, recently expanded to: (i) include more senior executives, and (ii) count only vested shares toward stock holding requirement.
•	Other Strong Pay Practices:
	•	Separate roles of CEO and chairman of the board of directors;
	•	An annual risk assessment of our pay practices;
	•	An annual stockholder advisory vote on executive compensation;
	•	A direct line of communication between our stockholders and the board of directors;
	•	Use of two independent third-party compensation surveys (Radford Survey High-Tech Industry and Towers Watson Regressed Compensation Report) in determining the competitiveness of executive compensation;
	•	Use of an independent compensation consultant that advises the Committee directly on the company’s compensation structure and actions and performs no other services for the company; and
	•	Enhanced disclosure of performance targets.

We have for the past several years regularly contacted many of our stockholders to give them an opportunity to share their views about our executive compensation program. In the 2014 we reached out to holders of approximately 43% of our outstanding shares to answer questions concerning the 2014 proxy statement, including the executive compensation program. Over the past few years, the Committee has implemented features in the executive compensation program that directly related to comments received from the stockholders.

We urge stockholders to read the CD&A beginning on page 32 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narratives on pages 57 through 71, which provide detailed information on the compensation of our NEOs.

We also invite stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on February 20, 2015, which describes our business and 2014 financial results in more detail.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to indicate their support for our NEO compensation by voting FOR this advisory resolution at the 2015 Annual Meeting:

RESOLVED, that the stockholders of Pitney Bowes Inc. approve on an advisory basis the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in this proxy statement for the company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say-On-Pay” resolution, is non-binding on the board of directors. Although non-binding, our board of directors and the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program. The next “Say-on-Pay” advisory vote will occur at the 2016 annual meeting.

30

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Vote Required; Recommendation of the Board of Directors

The vote on executive compensation is an advisory vote. The affirmative vote of the majority of the votes cast will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The board of directors recommends that stockholders vote FOR the approval of the advisory resolution on executive compensation.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding the number of shares of common stock that may be issued under our equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders	13,323,075	$31.14	19,715,336
Equity compensation plans not approved by security holders	—	—	—
Total	13,323,075	$31.14	19,715,336	(1)

(1)	These shares are available for stock awards made under both the Stock Plan of 2013 and the Directors’ Stock Plan. As of December 31, 2014, of the total 19,715,336 shares remaining and available for future issuance 10,527,654 are available for full value share awards.

Report of the Executive Compensation Committee

The Executive Compensation Committee (Committee) of the board of directors (1) has reviewed and discussed with management the section included below in this proxy statement entitled “Compensation Discussion and Analysis” (CD&A) and (2) based on that review and discussion, the Committee has recommended to the board of directors that the CD&A be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and this proxy statement.

By the Executive Compensation Committee of the board of directors,

Eduardo R. Menascé, Chairman
Anne M. Busquet
Anne Sutherland Fuchs
David B. Snow, Jr.

31

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Investors should not apply these statements to other contexts.

Executive Summary

Overview

This CD&A section explains our compensation philosophy, summarizes the material components of our compensation programs and reviews compensation decisions made by the Committee and the independent board members. The Committee, comprised of only independent directors, makes all compensation decisions regarding the executives identified as Named Executive Officers (NEOs) in the Summary Compensation Table below, other than the Chief Executive Officer (CEO). The independent board members, based on recommendations by the Committee, determine compensation actions impacting the CEO.

2014 Named Executive Officers

•	Marc B. Lautenbach, President and Chief Executive Officer
•	Michael Monahan, Executive Vice President and Chief Financial Officer (effective February 9, 2015, Mr. Monahan was also appointed to the newly created role of Chief Operating Officer)
•	Mark L. Shearer, Executive Vice President and President, Pitney Bowes SMB Mailing Solutions
•	Abby F. Kohnstamm, Executive Vice President and Chief Marketing Officer
•	Daniel J. Goldstein, Executive Vice President and Chief Legal & Compliance Officer

Since December 3, 2012, Pitney Bowes has bifurcated the role of President and CEO and chairman of the board of directors. Marc B. Lautenbach is President and CEO and Michael I. Roth is non-executive chairman of the board of directors.

Summary of 2014 Business Results

In 2014, Pitney Bowes achieved significant progress against its three strategic initiatives to transform the company and unlock shareholder value by 1) stabilizing the mail business, 2) driving operational excellence, and 3) growing its business through expansion in digital commerce. During the year, we continued our implementation of a new go-to-market strategy, divested certain business operations, and initiated a global effort to streamline the company’s back-office systems. All aspects of our Digital Commerce Solutions segment grew revenue in 2014, including the introduction of outbound services from the United Kingdom.

In addition, we continued to deliver innovative physical and digital products and solutions and made significant investments in marketing in support of the transformation of our brand. One of the main goals of the re-branding effort is to update the market’s perception of the company. This is the first brand refresh since 1971 and only the third in our 95 year history. The new brand strategy clarifies the company’s role in the changing world of commerce, emphasizing the interplay between physical and digital communications by spotlighting both our traditional strengths in mailing solutions for the small, medium and large enterprises, as well as our emerging strength in newer technology areas such as location intelligence, customer information management and cross-border commerce. The new branding launched in early January 2015.

From a financial perspective:

•	We returned $152 million to shareholders in dividend payments on Pitney Bowes Common Stock and repurchased $50 million of its own shares.

•	Total Shareholder Return (TSR) for 2014 was 7.63%, and its two-year TSR calculated as a Compound Annual Growth Rate (CAGR) was 58.23%, placing us at the very top of our peer group. When compared to S&P 500 companies this two-year performance places us in the 96th percentile.

•	We had our first full year of reported revenue growth since 2008, with an increase of 1% on both a constant currency and reported basis.

•	The 2014 diluted earnings per share from continuing operations were $1.90, compared to $1.81 in 2013.

•	Earnings before interest and taxes were $731 million in 2014 compared to $688 million in 2013.
32

COMPENSATION DISCUSSION AND ANALYSIS

•	Free cash flow was $571 million in 2014 compared to $635 million in 2013. This nevertheless was a strong result when factoring in the capital expenditures invested into the business.

•	We reduced debt by $100 million and took additional actions with our debt portfolio to create further financial flexibility.

•	We reduced sales, general and administrative expenses by $42 million.

In short, 2014 was a year of significant progress for Pitney Bowes. We continue to see positive trends in our businesses and are making material progress toward unlocking the long-term value embedded in our company. Going forward we remain confident about our multi-year journey to transform the company and deliver sustained value for our clients, shareholders and employees.

Some of the amounts in the CD&A portion of this proxy statement are shown on a non-GAAP basis. For additional detail on the calculation of the financial results reported, please refer to page 55 “Non-GAAP measures.” We urge stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015, which describes our business and 2014 financial results in more detail.

CEO 2014 Compensation

The compensation package of our President and CEO reflects Pitney Bowes’ enhanced performance-linked pay philosophy and is competitive when compared to our peer group and two third-party compensation survey reports (see description on competitive benchmarking of compensation on pages 50 to 51). The following are characteristics of Mr. Lautenbach’s compensation compared against our peer group, the Towers Watson Regressed Compensation Report and the Radford High Tech Industry Survey (Survey Reports);

	Percentage of median	Percentage of median
	Peer Group CEOs	Survey Reports CEOs
Base Compensation*	91%	88%
Total Cash Compensation*	93%	90%
Total Direct Compensation*	96%	98%

*	See page 40 for definitions of compensation terms.
33

COMPENSATION DISCUSSION AND ANALYSIS

In the above illustration, because the peer median and the average median data of the Survey Reports is reported at target, Mr. Lautenbach’s compensation elements are also illustrated at target for comparison purposes.

Mr. Lautenbach’s long-term incentive amount includes the value of his one-time sign-on grant of premium-priced stock options, which are amortized over the vesting period of the options.

Pitney Bowes CEO

The following highlights 2014 compensation actions for the President and CEO approved by the board of directors:

•	Base salary increased to $900,000 (from $850,000 in 2013) to bring Mr. Lautenbach closer to market median(1);

•	Annual incentive target increased to 135% (from 130% in 2013), moving Mr. Lautenbach’s total target cash compensation closer to market median(1), resulting in a payout of $1,519,965 (after applying the Committee-approved 2014 annual incentive multiplier (see pages 43 to 45 for details));

•	Long-term incentive target increased to $4,500,000 (from $4,000,000 in 2013) moving Mr. Lautenbach’s total target direct compensation closer to market median(1), with the February 2014 grant consisting of 70% Performance Stock Units (PSUs) and 30% Restricted Stock Units (RSUs).

(1)	Market median is calculated based upon a comparison to the Towers Watson Regressed Compensation Report, the Radford High Tech Industry Survey and the company’s peer group.
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COMPENSATION DISCUSSION AND ANALYSIS

Snapshot of 2014 Pay for Performance Actions

In making its 2014 compensation decisions and recommendations, the Committee considered the following, among other things:

•	our financial results;
•	the achievement of the compensation objectives (see discussion beginning on page 43);
•	our relative and absolute Total Shareholder Return (TSR); and
•	stockholder feedback.

Our 2014 TSR was a solid 7.63%, which followed a 2013 TSR of 132%, resulting in a compound annual growth rate (CAGR) of 58.23% over two calendar years. Pitney Bowes’ two-year CAGR placed it first among its peer group. This illustrates the significant improvement occurring in our businesses over the last two years. Including 2012, the year preceding both Mr. Lautenbach’s tenure as CEO and the initiation of the current three-year strategic plan, our three-year cumulative TSR is 16.99% and places us at the 33rd percentile of our peer group.

Based on 2014 financial results, the Committee and independent board members approved an annual incentive payout of 125.1% of target, after application of the Strategic Modifier. For the 2012 – 2014 Cash Incentive Units (CIUs), part of the company’s long-term incentive award, the Committee approved a CIU payout of $1.33 per unit, after application of the TSR Modifier.

The following tables compare the actual payouts in 2014 and 2013:

	2014 Actual Payout	2013 Actual Payout	Percentage change
Annual Incentive	Factor as a % of Target	Factor as a % of Target	2014 vs. 2013
Financial Objectives	115.7%	100.5%
Strategic Modifier(1)	9.4%	9.0%
Subtotal	125.1%	109.5%
Total Payout Factor	125.1%	109.5%	14.2%

	2014 Actual Unit Payout	2013 Actual Unit Payout	Percentage change
Long-Term Incentive	Value (2012 – 2014 cycle)	Value (2011 – 2013 cycle)	2014 vs. 2013
Adjusted Earnings per Share	$0.85	$0.83
Adjusted Free Cash Flow	$0.71	$0.77
TSR Modifier(2)	($0.23)	($0.10)
Subtotal	$1.33	$1.50
Total Payout Value	$1.33	$1.50	(11.3%)

(1)	The strategic modifier in 2014 included employee engagement, sustainable engagement, client focus and team metrics measured from employee survey results. See page 44 for additional details.

(2)	The TSR Modifier for the 2012 – 2014 cycle is a cumulative three-year modifier. The 2011 – 2013 CIU cycle is an annual modifier aggregated each year over the three year cycle. The TSR Modifier modifies the final payout by up to +/– 25% based on the company’s TSR as compared to a comparator group. In the 2012-2014 cycle, the comparator group consisted of the company’s peer group. In the 2011-2013 cycle, the comparator group was the S&P 500. The relative TSR modifier for the 2011 – 2013 cycle and 2012 – 2014 cycle was –6% and –15%, respectively.

For additional detail on the calculation of the financial metrics described above please refer to page 55 “Non-GAAP Measures” and corresponding table. Also see “2014 Compensation” beginning on page 42 of this proxy statement for a discussion of each of the compensation components and the respective payouts.

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COMPENSATION DISCUSSION AND ANALYSIS

Funding of the 2014 Annual Incentive Pool and Payout Multiplier

The sum of the metrics may not exactly equal the total due to rounding.

For additional detail on the calculation of the financial metrics shown in this chart please refer to the table on page 55 “Non-GAAP Measures.”

Funding of the 2014 Cash Incentive Unit Pool and Payout Value

The amounts above include the impact of the Modifier for total shareholder return (TSR). The sum of the metrics may not exactly equal the total due to rounding.

The amounts shown in the charts above are based on non-GAAP measures. For additional detail on the calculation of the financial metrics shown in this chart please refer to the table on page 55 “Non-GAAP Measures.”

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COMPENSATION DISCUSSION AND ANALYSIS

Summary of 2014 Executive Compensation Changes

At the company’s annual meeting of stockholders in 2014, stockholders voted in favor of our executive compensation by over 95% of votes cast. Management and the Committee maintain a commitment to obtaining and considering stockholder feedback on the company’s compensation program by soliciting feedback over the course of the year. Most of the changes in 2013 were made as a result of stockholder outreach and the 2012 Say-On-Pay vote. The following highlights the changes that were made to the program in 2014 and in 2013.

KEY

COMPENSATION

ACTIONS

2014

Implemented new LTI design mix for 2014 awards,

making 100% of the long-term awards stock based, with an
allocation of 70% PSUs and 30% RSUs;

Rolled out a new executive stock ownership policy to: (i) include more senior executives, and (ii) restrict the shares that will count toward stock holding requirement to only vested shares; and

Instituted a deferral program to facilitate a quicker path to executive stock ownership.

2013

Increased the weighting of financial objectives to 100% for the annual incentive program;

Enhanced disclosure of performance targets;

Revised our peer group in light of the company’s evolving strategic direction with increased emphasis in software and technology;

Reduced severance benefits payable on account of a Change-of-Control from three to two times annual salary and average annual incentive; and

Eliminated the excise tax gross-up.

These highlights will be discussed in more detail in the section titled “2014 Compensation” beginning on page 42 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Structure

Compensation Philosophy

We link executive compensation to the performance of the company as a whole. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should receive a greater percentage of performance-based compensation. Compensation for our NEOs varies from year to year primarily based on achievement of enterprise-wide objectives and individual performance. We emphasize enterprise-wide performance to break down any internal barriers that can arise in organizations that emphasize individual performance.

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate our leaders. We solicit feedback from our major stockholders regarding our executive compensation program, and management speaks individually to stockholders who wish to provide input.

The Committee considers stockholder feedback to determine whether changes to the executive compensation programs are required. The Committee continually reviews the executive compensation programs to ensure proper alignment with stockholder interests.

Below is an overview of key aspects of our pay philosophy.

Overall Objectives	•	Compensation levels should be sufficiently competitive to attract and retain talent;
	•	Compensation should reflect leadership position and responsibility;
	•	Executive compensation should be linked to the performance of the company as a whole;
	•	Compensation should motivate our executives to deliver our short and long-term business objectives and strategy; and
	•	Compensation packages should be designed to preserve tax deductibility; however, this should not be the sole objective.
Pay Mix Principles	•	Compensation should be tied to short-term performance and creation of long-term stockholder value and return;
	•	Performance-based compensation should be a significant portion of total compensation for executives with higher levels of responsibility and a greater ability to influence enterprise results; and
	•	Executives should own meaningful amounts of Pitney Bowes stock to align their interests with Pitney Bowes stockholders.
Pay for Performance	•	Incentive compensation should reward both short-term and long-term performance;
	•	A significant portion of our compensation should be variable based on performance; and
	•	The annual and long-term incentive components should be linked to operational outcomes, financial results or stock price performance:
		º	Annual incentive compensation is earned only if pre-determined financial objectives are met;
		º	Performance stock units (PSUs) are earned only if certain financial objectives are met and units earned are modified based on relative performance of the company compared with our peer group over a cumulative three-year period; and
		º	Performance-based restricted stock units and PSUs are earned only if a threshold financial target is met.
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COMPENSATION DISCUSSION AND ANALYSIS

Pay Governance Practices

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong governance pay practices. The following lists the principal pay for performance and governance practices adopted by the board.

wIndependent Chairman of board of directors wIndependent Compensation Consultant performing no other services for the company wAnnual stockholder advisory vote on executive compensation

w100% of annual incentive and long-term
incentive tied to financial metrics

w100% of long-term incentive is equity-based

w3-year cumulative relative TSR modifier

wNo employment agreements with our executive officers

wNo special arrangement crediting extra years of
prior service for our pension plans

Strong Pay Governance Practices

wAnnual risk-assessment of pay practices

wDirect line of communication between board of
directors and stockholders

wProhibition against hedging and pledging of stock

wEnhanced disclosure of performance targets

wNo tax gross-ups in change-of-control payments

wDouble-trigger vesting provisions in our change-of-control arrangements

wSignificant stock ownership guidelines for senior executives and directors

w“Clawback” policy for senior executives

Focus on Variable Pay

The chart below shows the 2014 targeted compensation mix for the CEO and other NEOs compared with the targeted average compensation of our peer group as reported in their 2014 proxy statements. As illustrated in the chart, our compensation is (i) well aligned to the compensation mix of our peer group and (ii) predominantly variable. The specific proportion of each compensation element below may change with changes in market practices or performance considerations.

Design Mix of Compensation Elements

This chart does not include special stock option and stock grants made to the CEO and other NEOs upon hire.

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COMPENSATION DISCUSSION AND ANALYSIS

We design the mix of short and long-term incentives to reward and motivate short-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive stockholder value. In addition, we believe this balance of short-term and long-term incentive compensation and mix of performance criteria helps to discourage executives from taking excessive risk that may have the potential to harm the company in the long-term. We review the compensation structure annually to make sure that it does not encourage excessive risk taking and report our findings to the Committee.

In determining our executive’s grant levels, we take into consideration the following:

•	market competitive compensation rates for similar positions;
•	individual performance compared to established financial, strategic, unit or individual objectives;
•	level of experience and skill;
•	the need to attract and retain executive talent during this period of transition; and
•	internal pay equity;

Due to the qualitative nature of these considerations, we do not assign specific weightings or numerical goals to them.

Overview of Compensation Components

The Committee is responsible for determining the compensation for all NEOs, other than the CEO, and for recommending to the board of directors each specific element of compensation for the CEO. The Committee considers recommendations from the CEO regarding the compensation of other NEOs. The independent board members are responsible for determining the CEO’s compensation. No member of the management team, including the CEO, has a role in determining his or her own compensation.

For each NEO, the Committee sets, as a guideline, target total direct compensation levels so the base salary, total cash compensation, and total direct compensation is at +/– 20% of the median of the competitive data based on the Towers Watson Regressed Compensation Report, as regressed for companies approximately our size, and the Radford High-Tech Industry Survey focusing on companies with revenue scopes similar to ours for each position. We describe these two reports in more detail under “Assessing Competitive Practice” beginning on page 50 of this proxy statement. In order to attract specific talent, the general +/– 20% of the median guideline may be exceeded.

For 2014, the total target cash compensation (base salary plus annual incentive) and total target direct compensation (base salary plus annual incentive plus long-term incentive) for Mr. Lautenbach were 90% and 98%, respectively, of the market median(1) for CEOs. For the NEOs, as a group, the average total target cash compensation and total direct compensation were 105% and 110%, respectively, of the market median(1).

(1)	Market median is the average of the median CEO pay as reported in the Towers Watson Regressed Compensation Report and the Radford High Tech Industry Survey. For NEO pay, market median is the average of the Towers Watson Regressed Compensation Report and the Radford High Tech Industry Survey average median of NEO pay.
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COMPENSATION DISCUSSION AND ANALYSIS

The following table outlines the components of direct compensation for our NEOs and how they align with our compensation principles.

	How it Aligns	Fixed or	Cash or
What it Rewards	With Our Principles	Performance-Based	Equity
Base Salary
• Performance of daily job duties • Highly developed skills and abilities critical to the success of the company	• Competitive in the markets in which we operate enabling us to attract and retain executive talent	• Fixed compensation • Increases influenced by executive’s individual performance rating	• Cash
Annual Incentive
• Achievement of pre- determined short-term objectives established in the first quarter of each year

• Competitive incentive targets enable us to attract and retain executive talent

• Payout dependent on achievement of objectives aligning pay to performance

• Subject to a “clawback” (See “Clawback Policy” on page 53 of this proxy statement)

• Performance-based compensation primarily measured on achievement of enterprise-wide metrics

• Individual performance may be considered in establishing executives’ annual incentive opportunity

• Up to a maximum of $4,000,000 per NEO granted under the Key Employees Incentive Plan (KEIP)

• Cash
Long-term Incentives

Cash Incentive Units (CIUs) (60% in 2013; eliminated after 2013(1))

• Achievement of pre- determined long-term objectives and annual objectives established in the first quarter of the first year and the first quarter of each year, respectively, of the three year cycle

• Change in company’s stock price versus the company’s peer group for the 2012-2014 CIU award payout

• Payout dependent on achievement of long-term objectives aligning pay to long-term performance

• The resulting unit value is modified by up to +/–25% based on a 3-year cumulative TSR as compared to a 3-year cumulative TSR of our peer group. The application of the TSR Modifier links the CIU payout to stockholder return versus the comparator group of companies. TSR Modifier cannot result in a positive adjustment if there is a negative TSR over the three-year cycle

• 3-year performance period cycle promotes retention

		• Performance-based compensation measured on enterprise-wide metrics • Up to a maximum in any one year of $8,000,000 per NEO granted under the KEIP	• Cash
(1)There is one more CIU award outstanding, for the 2013-2015 cycle, which will be paid out in 2016.
Performance Stock Units (PSUs) (70% in 2014)

• Achievement of pre- determined long-term objectives and annual objectives established in the first quarter of each year, in the three year cycle

• Change in company’s stock price compared to peer group

• Shares vested depend on achievement of long-term objectives aligning pay to performance

• The number of shares vested is modified by up to +/–25% based on a 3-year cumulative TSR as compared to a 3-year cumulative TSR of our peer group, further linking compensation to stockholder return. TSR Modifier cannot result in a positive adjustment if there is a negative TSR over the three-year cycle

• 3-year performance period cycle promotes retention

		• Performance-based compensation measured on enterprise-wide metrics • Up to a maximum of 1,200,000 shares including RSUs per NEO in any plan year granted under the 2013 Stock Plan	• Equity
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COMPENSATION DISCUSSION AND ANALYSIS

	How it Aligns	Fixed or	Cash or
What it Rewards	With Our Principles	Performance-Based	Equity
Performance-Based Restricted Stock Units (RSUs) (30% in 2014)
• Achievement of a pre- determined performance objective established at time of grant • Company stock value

• Vesting dependent on achievement of pre- determined performance objective aligning pay to performance

• 3-year pro-rata vesting promotes retention for executives

• Award value linked to company’s stock price

		• Performance-based compensation measured on a threshold financial target • Up to a maximum of 1,200,000 shares including PSUs per NEO, in any plan year granted under the 2013 Stock Plan	• Equity
Market Stock Units (MSUs) (granted only in 2012)
• Achievement of pre- determined performance objective established at time of grant • Company stock value

• Vesting dependent on achievement of a pre- determined performance objective aligning pay to performance and on formula based on TSR over the three-year cycle

• 3-year cliff vesting promotes retention

• Award value linked to company’s stock price

• Performance-based compensation measured on a threshold financial metric

• Up to a maximum number of shares per NEO (600,000 in 2012), including grants of RSUs, in any plan year granted under the 2007 Stock Plan

• Equity
Periodic Off-cycle Long-term Awards
• The Committee may also grant other long-term incentive awards in unique circumstances where needed for attracting, retaining or motivating executive talent	• All long-term incentives are subject to a “clawback” (See “Clawback Policy” on page 53 of this proxy statement)	• Depends on award granted	• Cash or Equity

We also provide certain other benefits for our NEOs, including retirement benefits and deferred compensation plans. For additional information, please see “Other Indirect Compensation” on page 48 of this proxy statement.

2014 Compensation

Overview

In 2014, the Committee implemented changes to the compensation program emphasizing further alignment of executive compensation with the company’s stockholders. We increased the percentage of equity awards in the company’s long-term compensation plan, implemented changes to executive stock ownership requirements, and instituted a deferral program to facilitate a quicker path to executive stock ownership.

In addition the company used a net promoter score (a universal metric for client satisfaction) as part of its strategic modifier to the annual incentive program. The strategic modifier can increase the annual incentive pay-out by up to ten percentage points.

The changes made in 2014 built on the significant changes the company made to its compensation programs in 2013.

Base Salary

In February 2014, based on the business results for 2013, the Committee and the independent directors increased the CEO’s base salary by 6%, bringing his base salary closer to market median based on competitive benchmarks. NEOs, excluding CEO, base salary increases averaged 2.8%.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

NEOs are eligible for annual incentives under the KEIP primarily for achieving challenging enterprise-wide financial objectives established at the beginning of each year. Individual performance and its impact on financial, strategic, unit or individual objectives may be considered.

2014 Annual Incentive Objectives and Metrics

In 2014, 100% of the annual incentive was based on financial objectives which are shown in the chart below. The chart also shows the threshold, target, and maximum ranges.

Financial Objectives	Weighting	Threshold	Target	Maximum
Adjusted Earnings Before Interest and Taxes(1)	35%	$672 million	$718 million	$775 million
Adjusted Revenue Growth(1)	25%	–1.0%	0.5%	2.0%
Adjusted Free Cash Flow(1)	40%	$400 million	$440 million	$500 million

(1)	Adjusted earnings before interest and taxes, adjusted revenue growth and adjusted free cash flow are non-GAAP measures. For a reconciliation and additional information, please see “Non-GAAP Measures” on page 55 of this proxy statement.
Threshold, target and maximum amounts have been restated to reflect the sale of the Canada DIS business.

We believe that together these financial objectives effectively measure how well our business is performing on a short-term basis and represent appropriate metrics upon which to base annual incentive awards. We limited the number of duplicative metrics across annual and long-term incentives. The 2014 annual incentive program includes the following metrics and the reasons why they are important to company performance.

•	Adjusted earnings before interest and taxes. This is an appropriate measure for annual incentive compensation because it directly reflects current profitability and performance.

•	Adjusted revenue growth. This is an appropriate measure because it indicates whether our business is expanding, after excluding the impact of foreign currency translation and the disposal of certain business operations.

•	Adjusted free cash flow. This is an appropriate measure of the company’s ability to pursue discretionary opportunities that enhance stockholder value.

Each of these metrics excludes the impact of certain special items, both positive and negative, which could mask the underlying trend or performance within a business. The adjustments for special items are made consistently year-to-year and are explained on page 55 in “Non-GAAP Measures.”

Adjusted free cash flow is the only metric that we use in both our annual and long-term incentive program. We believe that the ability to generate free cash flow allows the company to manage its current financial needs and is central to the company’s future health and ability to take advantage of growth opportunities as they are presented. Free cash flow is also a strong contributor to long-term stockholder value.

We set the targets for the adjusted earnings before interest and taxes and adjusted free cash flow financial objectives close to the midpoint of guidance provided to stockholders and the financial community at the beginning of 2014. The only revision to targets during the course of the year reflected the revision to guidance announced as a result of the sale of the Canada Document Imaging Solutions (DIS) business. We believe that the 2014 financial objectives at each level (threshold, target and maximum) accurately balance the difficulty of attainment of the level with the related payout. The 2014 annual incentive plan design includes 100% financial metrics, demonstrating our commitment to place more rigor and objectivity in establishing and meeting our compensation goals. Strategic metrics (Strategic Modifier) are applied as a modifier to compensation payouts by up to ten percentage points. Strategic goals are targets that are important to the successful operation of the enterprise above and beyond financial goals. The strategic goals for 2014 included (i) employee engagement and (ii) client satisfaction. Employee engagement is meant to measure, through employee surveys, the company’s progress toward implementing a high-performance client-oriented culture. Client satisfaction is measured by the implementation and progress made against a net promoter score, a universal metric utilized to measure client satisfaction. These important strategic goals are the foundation for our future business success and essential for positive financial results.

Funding of the Annual Incentive Pool and 2014 Actual Payout

Funding of the annual incentive pool begins with the sum of the annual incentive targets of eligible Pitney Bowes Incentive Plan (PBIP) participants. For more information on setting the target see “Assessing Competitive Practice” on page 50. After the close of the

43

COMPENSATION DISCUSSION AND ANALYSIS

calendar year, the Committee determines the company’s achievement of the overall financial results against each metric (see above) and approves a multiplier to be applied to the sum of the annual incentive targets. For NEOs, executive officers, unit presidents and staff vice presidents the annual incentive is only paid if the company achieves its IRC 162(m) threshold target of $256,583,000 in income from continuing operations, as restated excluding certain special events. (See “Treatment of Special Events” beginning on page 55 of this proxy statement.) This target was established to allow payments under the annual incentive program to qualify as performance-based compensation for purposes of IRC 162(m). Actual 2014 adjusted income from continuing operations, excluding all special events, was $387,414,000. The initial threshold of adjusted income from continuing operations was adjusted to exclude the sale of the Canada DIS business. The adjustment was made according to predetermined definitions when the target was originally established and is also reflected in actual results.

The chart below shows actual financial results and the payout as compared to target.

Objectives	Target Weighting	Actual Result	Actual Payout as a % of Target
Financial Objectives:
Adjusted Earnings Before Interest and Taxes(1)	35%	$731 million	37.8%
Adjusted Revenue Growth(1)	25%	1.6%	31.4%
Adjusted Free Cash Flow(1)	40%	$467 million	46.4%
Total	100%	n/a	115.7%

(1)	For compensation purposes, (a) adjusted earnings before interest and taxes excludes the impact of foreign currency translation; (b) adjusted revenue growth excludes the impact of foreign currency translation and the disposal of certain business operations; and (c) adjusted free cash flow excludes reserve account deposits and changes in finance receivables. Adjusted earnings before interest and taxes, adjusted revenue growth and adjusted free cash flow are non-GAAP measures. For a reconciliation and additional information, please see “Non-GAAP Measures” on page 55 of this proxy statement.

The Committee compared the 2014 performance against the financial targets and approved a 2014 annual incentive multiplier of 115.7%. Next the Committee assessed the predetermined strategic goals for 2014 which included improving client satisfaction and implementing employee engagement and culture change throughout the organization.

•	With respect to the client satisfaction goal, the Committee noted that the company successfully implemented the Net Promoter Score (NPS), a universal client satisfaction metric, across business units globally. The client satisfaction threshold, target, and maximum objectives were to achieve a 5%, 20% or 30% closure in reducing the gap to goal. NPS is measured on a scale of -100 to +100. Our goal was to achieve an NPS placing us in the top quartile. Our threshold, target and maximum objectives reflect realistic and stretch percentage increases in closing the gap between our baseline score and top quartile results. The company ultimately achieved a 28% gap closure among business units globally, which was slightly below the maximum achievement of 30% gap closure.
•	In 2014 the employee engagement and culture metrics included the following survey dimensions: Employee Engagement, Sustainable Engagement, Client Focus and Team. These metrics are measured from employee survey results. Each category is assigned a series of specific questions in the employee survey as developed in conjunction with the company’s outside consultant, Towers Watson. Employee Engagement is a Pitney Bowes-developed metric which measures employees’ commitment to the company. Sustainable
Engagement is a Towers Watson benchmark metric that measures both the employee commitment and ability to execute on behalf of the company. Sustainable Engagement, along with the other Towers Watson developed metrics of Client Focus and Team, allow us to compare ourselves to high performing companies. The Committee noted that the company reached or exceeded the maximum objective for all except one metric.

Metric	Maximum	Actual
Employee Engagement	6% point improvement	11% point improvement
Sustainable Engagement	4% point improvement	5% point improvement
Client Focus	5% point improvement	5% point improvement
Team	6% point improvement	5% point improvement

The goals above represent a 15% closure in gap to goal of 100%.

Noting the significant progress achieved in both strategic metrics above, the Committee, and independent board members with respect to the CEO, added a 9.4% Strategic Modifier resulting in a final annual incentive multiplier of 125.1%.

Based on the above analysis, Mr. Lautenbach made recommendations to the Committee for his direct reports. The Committee considered those recommendations and the actual performance against objectives as shown, resulting in the annual incentive awards to our NEOs as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Executive	Target Award	Payout	Payout Percent to Target
Marc B. Lautenbach	$1,215,000	$1,519,965	125.1%
Michael Monahan	$485,856	$607,806	125.1%
Abby F. Kohnstamm	$448,000	$560,448	125.1%
Mark L. Shearer	$457,320	$572,107	125.1%
Daniel J. Goldstein	$295,033	$369,087	125.1%

Long-term Incentives

Long-term incentives link the NEOs’ rewards to the company’s long-term financial performance and stock price. We also pay long-term incentives in order to be competitive in the markets in which we operate and in order to attract and retain high-performing executives.

In 2014, in order to tie executive rewards closer to changes in shareholder value, the Committee changed the design mix for the 2014 LTI awards to 100% equity (70% PSUs and 30% performance-based RSUs) to further align long-term incentives with long-term stockholder interests. As a result, all of the long-term executive compensation structure will be impacted by changes in company stock price.

PSUs, which the Committee decided will be granted in place of CIUs beginning in 2014, have many of the same features as the previously granted CIUs, except that the PSUs are based on and settled in stock instead of cash. The new LTI mix of 100% equity further aligns the LTI program with market best practices. In addition, the vesting period for the RSUs was changed from four years to three years to better align with the company’s strategic plan.

As a result of the way equity-based PSUs and cash-based CIUs are reported on the Summary Compensation Table, beginning in 2014, you will see a “bunching” of award values. The outstanding and previously granted cash-based CIU awards will continue to be reflected as required under SEC rules when paid, but the equity denominated PSUs are required to be reported when granted. Although it may appear from a review of the Summary Compensation Table that the total value of LTI has increased, in fact, it only reflects the different timing of when cash versus equity is reported in accordance with SEC requirements. Since outstanding and previously awarded CIUs will continue to vest through 2016, this “bunching” effect also will continue through 2016.

Cash Incentive Units (CIUs)

CIUs are long-term cash awards granted annually prior to 2014 with three year performance and vesting cycles. The vesting of long-term incentive awards are generally subject to achieving an average income from continuing operations (IFCO) financial threshold target over the cycle period, established for purposes of IRC 162(m). At any given time there are three cycles outstanding. NEOs are awarded CIUs with payouts based on achieving challenging enterprise-wide financial objectives established at the beginning of each year of the three-year cycle. If the threshold level of performance for the enterprise-wide financial objectives are not met for a calendar year, one-third of the award value will be forfeited. Beginning with the 2014 – 2016 cycle, we have eliminated this component of LTI compensation and replaced it with PSUs, discussed below. As a result, the last remaining CIU award cycle will end in 2015 and is payable in 2016.

The enterprise-wide financial objectives set by the Committee include adjusted earnings per share and adjusted free cash flow. We believe both of these financial factors are important indicators of the company’s long-term viability and performance and thus are appropriate metrics upon which to base long-term incentive awards. Adjusted earnings per share is an appropriate measure of long-term profitability, and strong adjusted free cash flow provides us with needed resources to reposition and pursue new growth opportunities.

The Committee generally sets the financial targets close to the midpoint of the guidance we provide to stockholders and the financial community at the beginning of each year. Subsequent revisions of guidance during the course of the year do not affect the targets set at the beginning of a year. Before finalizing payouts, the Committee ranks the company’s cumulative three-year TSR against the cumulative three-year TSR of each company in the peer group. The Committee believes it set the 2014 objectives as it relates to previously awarded CIUs with the appropriate level of difficulty and stretch for each target.

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COMPENSATION DISCUSSION AND ANALYSIS

CIU Objectives and Metrics

The 2012 – 2014 financial objectives, each weighted at 50%, are stated below:

2012 – 2014 LTI Adjusted Earnings Per Share(1)	Threshold	Target	Maximum
2012	$1.72	$2.15	$2.22
2013	$1.53	$1.71	$1.88
2014	$1.60	$1.76	$1.95

2012 – 2014 LTI Adjusted Free Cash Flow(1)	Threshold	Target	Maximum
2012	$684	$760	$790
2013	$573	$623	$673
2014	$400	$440	$500

(1)	Adjusted earnings per share and adjusted free cash flow (in millions) are non-GAAP measures. For a reconciliation and additional information on the adjustments, please see “Non-GAAP Measures” beginning on page 55 of this proxy statement.

2014 Funding of the Cash Incentive Unit Pool and Actual Payout

For the 2012 – 2014 CIU cycle, the unit value at target is $1.00. The CIU value range is between $0 and $2.00 based upon the achievement of the pre-determined financial objectives described above, each weighted at 50%. The Committee modifies the resulting unit value by up to +/– 25% based on our cumulative three-year TSR as ranked against the cumulative three-year TSR of companies within our peer group linking payout to our relative TSR.

For NEOs, executive officers, unit presidents and staff vice presidents the 2012 – 2014 CIU cycle is only paid if the company achieves the restated IRC 162(m)

threshold target of average income from continuing operations over the cycle of $339,706,000, excluding certain special events. (See “Treatment of Special Events” beginning on page 55 of this proxy statement.) Average annual income from continuing operations for the 2012 – 2014 CIU cycle was $377,264,000, which exceeded the performance threshold. The IRC 162(m) threshold for adjusted income from continuing operations for 2012 – 2014 was restated to eliminate the impact of disposal of certain business operations, in accordance with predetermined definitions of income from continuing operations. The chart below shows actual results as compared to target before and after applying the TSR Modifier for the 2012 - 2014 cycle.

Objectives	Actual Result	Metric Payout Value	TSR Modifier	Final Payout Value
2012 – 2014 LTI Adjusted Earnings Per Share(1)
2012	$2.16	$0.19
2013	$1.88	$0.33
2014	$1.95	$0.33
2012 – 2014 LTI Adjusted Free Cash Flow(1)
2012	$767 million	$0.20
2013	$655 million	$0.27
2014	$467 million	$0.24
Total		$1.56	(15%)	$1.33

(1)	For compensation purposes, (a) adjusted earnings per share includes the benefit received from the company’s divestiture of a partnership investment; and (b) adjusted free cash flow excludes reserve account deposits and changes in finance receivables. Adjusted EPS and adjusted free cash flow are non-GAAP measures. For a reconciliation and additional information, please see “Non-GAAP Measures” on page 55 of this proxy statement.
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COMPENSATION DISCUSSION AND ANALYSIS

The TSR Modifier in aggregate decreased the CIU pay-out level for the 2012 – 2014 cycle by -15%.

The CIU payout in February 2015, for the 2012 – 2014 cycle, was $1.33 per unit. This compares to the 2011 – 2013 cycle pay-out which was $1.50 per unit.

Performance-Based Restricted Stock Units

An annual grant of performance-based restricted stock units (RSUs) is made during the first quarter of the year.

For NEOs, executive officers, unit presidents and staff vice presidents, no RSUs will vest unless the company achieves at least the IRC 162(m) threshold target of $256,583,000 income from continuing operations, as restated excluding certain special events. (See “Treatment of Special Events” beginning on page 55 of this proxy statement.) Actual 2014 income from continuing operations, excluding all special events, was $387,414,000, which exceeded the target. The IRC 162(m) threshold targets for income from continuing operations and actual 2014 income from continuing operations were adjusted to eliminate the impact of the disposal of certain business operations in accordance with the predetermined definition of income from continuing operations.

In 2014, the percentage of the long-term incentive award made up by RSUs was reduced from 40% to 30%. The 2014 award vests in three equal installments commencing on the first anniversary of the grant date if the executive is still employed on the vesting date. If the initial income from continuing operations target had not been achieved, the RSUs granted in 2014 would have been forfeited.

Performance Stock Units (PSUs)

Beginning in 2014, PSUs replaced CIUs, making the company’s long-term incentive mix entirely equity based. PSUs are long-term equity awards granted annually with three year performance and vesting cycles. At any given time after three years of PSU awards there will be three PSU cycles outstanding. The vesting of long-term incentive awards are generally subject to achieving an average IFCO financial threshold target established for purposes of IRC 162(m). If the average IFCO target is not met, then the entire award is forfeited. In addition, vesting of PSUs are based on achieving various challenging enterprise-wide financial objectives established at the beginning of each year of the three-year cycle. If the enterprise-wide financial objectives are not met for a calendar year, one-third of the award will be forfeited.

The enterprise-wide financial objectives set by the Committee include adjusted earnings per share and adjusted free cash flow. We believe both of these financial factors are important indicators of the company’s long-term viability and performance and thus are appropriate metrics upon which to base long-term incentive awards. Adjusted earnings per share is an appropriate measure of long-term profitability, and strong adjusted free cash flow provides us with needed resources to reposition and pursue new growth opportunities.

The Committee generally sets the financial targets close to the midpoint of the guidance we provide to stockholders and the financial community at the beginning of each year. Subsequent revisions of guidance during the course of the year do not affect the targets set at the beginning of a year. Before finalizing payouts, the Committee ranks the company’s cumulative three-year TSR against the cumulative three-year TSR of each Company in the peer group and can adjust the final payout by plus or minus 25%. The TSR modifier cannot result in a positive adjustment if there is a negative TSR over the three-year cycle. The Committee believes it set the 2014 objectives with the appropriate level of difficulty and stretch for each target.

The number of PSUs granted at target is determined using Monte-Carlo simulation modelling. Monte-Carlo simulation modelling is a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for Pitney Bowes common stock based on various inputs, including stock volatility, dividend yield, expected term, and risk-free rates.

The number of shares vesting at the end of the cycle can range from 0 to 200% of the initial number granted based on achievement of the Committee approved financial goals and application of the cumulative three-year TSR modifier. The Committee also can employ negative discretion to reduce the payout even if the financial goals are achieved based on overall company performance.

Performance-Based Market Stock Units

Performance-based market stock units (MSUs) were granted to executive officers, including NEOs, in February 2012 for the first and only time. In 2013, the Committee determined that MSUs would no longer be a part of the company’s executive compensation structure. The number of MSUs that can vest is capped at 200% of the number of MSUs originally granted. A minimum number of shares, comprising 50% of the award, will vest at the end of the three-year performance period.

The number of performance-based MSUs that will vest is based on (i) the company’s TSR over the vesting period and (ii) the executives’ continued employment until the vesting date. The number of units which will vest is determined by multiplying the number of units awarded by a fraction, the numerator of which is the Pitney Bowes ending stock price, $24.01(1), plus cumulative dividends paid on outstanding company stock during the vesting period, $3.19, and the denominator, of which is the Pitney Bowes beginning stock price, $19.26(2). Vesting of the MSU awards was also based on the company’s achievement of an IFCO target, $383,665,000, in the initial year of the award, which was met. Based on the company’s TSR over the award period, a multiplier of 1.41 was applied to the target number of 2012 MSU awards.

(1)	Pitney Bowes ending stock price is the average of the closing price of company stock for the 20 trading days ending on the last day of the month prior to the vesting date.
(2)	Pitney Bowes beginning stock price is the average of the closing price of company stock for the 20 trading days ending with the grant date.

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COMPENSATION DISCUSSION AND ANALYSIS

Periodic Off-Cycle Long-Term Awards

In special circumstances, the Committee, or in the case of the CEO, the independent board members, may determine that it is appropriate to make additional long-term award grants to executives during the course of the year. In some cases, these awards are part of the long-term incentive awards made to hires during the course of a calendar year, and in other cases, these awards are in addition to the long-term incentive awards made in any given year.

In February 2014, the Committee awarded an additional tranche of RSUs to Ms. Kohnstamm that was promised in connection with her hiring in 2013. The additional tranche is subject to an adjusted income from continuing operations performance metric with a one-year vesting provision.

See details of the grants to Ms. Kohnstamm in the “Grants of Plan-Based Awards in 2014” table on page 59 of this proxy statement.

In June 2014, Ms. Kohnstamm was awarded the second half of her cash sign-on award in connection with her hiring.

Other Indirect Compensation

Retirement Compensation

In the United States, retirement benefits include:

•	Qualified and nonqualified restoration pension plans for employees hired prior to January 1, 2005.
•	Qualified and nonqualified restoration 401(k) plans with company matching contributions up to 4% of eligible compensation and 2% company core contribution for those not eligible for the Pension Plan. Participants become eligible for the company matching and company core contributions after one year of employment with the company.

Nonqualified restoration plans (pension and 401(k)) are based on the same formulas as are used under the qualified plans and make up for benefits that would have been provided under the qualified plan except for limitations set forth under the Internal Revenue Code of 1986, as amended (IRC). Restoration plans are available to a select group of management or highly compensated employees, including the NEOs.

Nonqualified plans are unfunded obligations of the company subject to claims by our creditors. An individual account under the 401(k) Restoration Plan:

•	is adjusted on the basis of notional investment returns of publicly-available mutual fund investments; and
•	does not receive any above-market earnings.

The Pension Restoration Plan applies the same standard actuarial rules as are applied under the qualified Pension Plan.

Effective December 31, 2014, the board of directors approved the freezing of all future Pension Plan benefit accruals for all employees.

Similar amendments were adopted with respect to the Pension Restoration Plan. At the same time, the board of directors amended the 401(k) Plan and the 401(k) Restoration Plan, effective January 1, 2015, to provide eligibility to participate in the 2% employer core contri-

bution to those employees who will no longer accrue benefits under the Pension Plan. The 2% employer core contribution has been in effect since 2005 when the Pension Plan was closed to new employees hired after December 31, 2004.

For additional information, please see the narrative accompanying the “Pension Benefits as of December 31, 2014” table on page 64 and the narrative accompanying the “Nonqualified Deferred Compensation for 2014” table on pages 65 to 66 of this proxy statement.

Other Benefits

Other benefits include:

•	Nonqualified Deferred Incentive Savings Plan:
º	Provides a savings vehicle in a tax efficient manner
º	Provides certain executives the ability to voluntarily defer payouts of annual cash incentives, CIUs and base pay into a nonqualified deferred compensation plan
•	Effective February 2015, certain executives with RSUs and PSUs who are subject to the executive stock ownership policy, may voluntarily elect to defer settlement of RSUs and PSUs until termination or retirement. Executives who choose deferral receive dividend equivalents after the award vests which are also deferred.
•	Limited additional benefits, including, financial counseling to assist with tax law compliance and to provide guidance in managing complex investment, tax, legal and estate matters; up to a maximum of $7,500 per year
•	Relocation assistance for executives asked to move to a new work location facilitates the placement of the right person in the job and aids in developing talent
•	Executive physical
•	Spousal travel

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COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Named Executive Officer Compensation

Committee

The Committee is responsible for reviewing the performance of and approving compensation awarded to our executive officers, other than the CEO. The independent board members, with the input of the Committee, annually set the CEO’s individual target compensation, review his performance and determine his compensation pay-out in the context of the established objectives, the actual performance against those objectives and the TSR. In addition, the Committee, and the independent board members with respect to the CEO, may exercise negative discretion in its sole determination. The Committee works closely with its independent consultant, Pay Governance LLC, and management to examine various pay and performance matters throughout the year.

Independent Compensation Consultant

The Committee retains Pay Governance as its independent compensation consultant and considers advice and information provided by Pay Governance in determining the compensation for the CEO and the other NEOs. The consultant regularly attends the Committee meetings and advises on a range of matters, including peer group composition, plan design, and competitive pay practices. The consultant does not perform other services for the company. We incurred $46,077 in fees for Pay Governance for services performed for the Committee during 2014. The Committee considered the following six factors and determined there was no conflict in the engagement of Pay Governance and that Pay Governance is independent: (i) the provision of other services to the company by Pay Governance; (ii) the amount of fees received from the company by Pay

Governance, as a percentage of the total revenue of Pay Governance; (iii) the policies and procedures of Pay Governance that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Pay Governance consultant with a member of the Committee; (v) any company stock owned by the Pay Governance consultants; and (vi) any business or personal relationship of the Pay Governance consultant or Pay Governance with any of the company’s executive officers. The Committee has the sole authority to hire and terminate its consultant.

The Committee reviews independence factors applicable to other consultants, including, outside law firms and Towers Watson, management’s compensation consultant.

Determining Compensation—The Decision Process

At the beginning of each year our CEO, on behalf of senior management, recommends to the Committee financial objectives for the annual and long-term incentive plans based on the financial objectives set by the board of directors. The Committee and the independent directors review the recommendations of management particularly with respect to the appropriateness and rigor of the objectives and approve the final annual and long term objectives.

After reviewing benchmarking data presented by external consultants, our CEO and Executive Vice President and Chief Human Resources Officer recommend compensation target levels for total direct compensation as well as the annual and long-term incentive compensation for executive officers, including the NEOs, other than the CEO. The Committee reviews management’s recommendations and determines the appropriate financial objectives, base salary and the target levels of annual and long-term incentive compensation. The Committee also recommends for approval by the independent board members the CEO’s base salary and annual and long-term incentive target levels. Generally at this time,

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COMPENSATION DISCUSSION AND ANALYSIS

the Committee also approves any changes to the compensation program for the coming year.

At the end of each year, each NEO completes a written self-assessment of his or her performance against his or her objectives. The CEO evaluates the performance of his executive officer direct reports and recommends incentive compensation actions other than for himself to the Committee. The Committee recommends to the independent board members an individual rating for the CEO. The Committee reviews the financial accomplishments of the company, taking into account predetermined objectives for the preceding year, and determines actual base salary increases as well as the annual and long-term incentive compensation for the NEOs and recommends for approval by the independent board members the CEO’s compensation. The actual payout levels for annual incentive compensation are based upon the company’s performance against the predetermined financial objectives and other criteria, as discussed in further detail under “Annual Incentives” beginning on page 43. For long-term incentive compensation, the recommendation to the Committee for payout levels is based on pre-determined financial objectives and a TSR Modifier, as discussed in further detail under “Long-term Incentives” beginning on page 45 of this proxy statement.

To assist in this process, the Committee also reviews tally sheets prepared by the Human Resources depart-

ment to evaluate the individual components and the total mix of compensation. The tally sheets show the dollar amount of each of the components of each executive officer’s compensation, summarizing the total compensation opportunity, including the executive’s fixed and variable compensation, perquisites and potential payments upon termination or Change of Control. In addition, the tally sheets include a summary of historical compensation. These tally sheets aid the Committee in analyzing the individual compensation components as well as the compensation mix and weighting of the components within the total compensation package.

To evaluate whether each NEO’s compensation package is competitive with the marketplace, the Committee, and with respect to the CEO, the independent board members, also review each executive’s total direct compensation against market data during the benchmarking process as more fully described in “Assessing Competitive Practice” below. Based on the structure of our current management team, the Committee and the board strive to ensure that the relationship between the compensation paid to the CEO and the second highest paid NEO are within acceptable market norms, subject to considerations such as performance, the market median compensation of the respective positions, contributions to the company and experience that may lead to deviations from market relationships.

Assessing Competitive Practice

To evaluate whether Pitney Bowes’ executive compensation is competitive in the marketplace, the Committee annually compares each executive’s total direct compensation (base salary, annual incentive and long-term incentives) against two independent reports with a view towards determining the optimal mix and level of compensation, the Towers Watson Regressed Compensation Report (Towers Watson Report) and the Radford High-Tech Industry Survey Report (Radford Report). We then review the targets and actual payouts against publicly available data from our peer group to evaluate ongoing compensation opportunity and competitiveness. Finally, the Committee’s independent compensation consultant reviews the data presented to the Committee, before the Committee establishes the target total direct compensation structure. The Committee sets compensation targets assuming achievement of specific incentive award performance objectives at target.

The Towers Watson data is regressed for corporate revenue of approximately $4.0 billion for corporate leaders and actual regressed revenue for business unit leaders. The Towers Watson Report is a sub-section of the 2014 US Compensation Data Bank (CDB) General Industry Executive Database. The Radford Report bases its analysis on applicable revenue ranges as they pertain to various roles. The Radford Report is derived from a database of survey results from high-tech companies. The Committee believes using the Towers Watson Report regressed revenue scope and the revenue ranges in the Radford Report more accurately reflect market competitiveness against outside companies. However, the exact number of companies included in the data for each executive position may vary depending on the structure of the applicable company and whether the company submitted the relevant data.

This market data provides important reference points for the Committee but is not the sole basis for determining appropriate compensation design, compensation targets, or individual pay levels. Use of comparative industry data and outside surveys only serves to indicate to the Committee whether those decisions are in line with industry in general and our peer group in particular. The Committee believes that the comparative industry data used from the Towers Watson Report, the Radford Report and the peer group are consistent with our compensation philosophy. In addition, compensation targets and individual pay levels may vary from the median for various reasons, including:

•	the value of the total rewards package;
•	program design and strategic considerations;
•	affordability;
•	changing competitive conditions;
•	program transition considerations;
•	the definition and scope of the executive’s role;
•	the executive’s individual contributions to the company; or
•	succession or retention considerations.

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COMPENSATION DISCUSSION AND ANALYSIS

In making its determination that the Pitney Bowes compensation package is appropriate and competitive, the Committee takes the following actions.

The Committee first identifies for each NEO the median of the data presented in the Towers Watson and Radford Reports in determining target base salary, target total cash compensation and target total direct compensation. In making its final determination on any one position, the Committee will also take into account unique skill sets presented by the employee. In addition, as a supplement to the Towers Watson and Radford Reports, the Committee asks Pay Governance to perform its analysis and provide its opinion on the specific compensation program design. The Committee and the board also consider the burn rate with respect to the equity awards when deciding how much of the total direct compensation package should be composed of equity-based awards. Burn rate is the total equity awarded in a fiscal year divided by the total common stock outstanding at the beginning of the year. Our three-year average burn rate for the time period from 2012 to 2014 is 0.86% (down from 1.00% based on the prior year three-year average), and is well below the median burn rate of 1.60% for S&P 1500 companies in fiscal year 2013 (source: Equilar 2014 Equity Trends Report).

Next, the Committee annually reviews our relative performance, compensation targets and actual payouts against the relative performance and compensation of the peer group listed below.

Based on this rigorous review, the Committee has determined that the Pitney Bowes total compensation package for 2014 is appropriate and competitive considering all the factors outlined above.

PEER GROUP

Although we do not have a single completely overlapping competitor due to the unique mix of our business, we use a peer group of companies similar in size and complexity to benchmark our executive compensation. In 2014, the Committee reviewed the composition of the peer group and decided that no changes were necessary. Pay Governance and the Committee designed our peer group so the Committee could analyze compensation packages, including compensation mix and other benefits, within the competitive market to attract and retain the talent and skill required to lead our business. This peer group consists of services, industrial and technology companies. When evaluating the appropriateness of the peer group, the Committee considered factors such as revenue, net income, market capitalization, number of employees, and complexity of the business to ensure a reasonable balance in terms of company size and an adequate number of peers. The Committee also considered any feedback received from stockholders. Our peer group consists of companies with revenues between $2.7 billion and $21.1 billion, and market capitalization between $1.5 billion and $18.3 billion.

The Committee decided to continue to include Xerox in our peer group despite the revenue size difference because the Committee considers it our closest direct peer in the office equipment space and it also is undergoing a similar transformation in its core business.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

Company Name	Fiscal 2014 Revenue ($ millions)	12/31/2014 Market Capitalization ($ millions)	1-Year	Total Stockholder Return 3-Year	5-Year
Alliance Data Systems Corporation	$4,958	$18,313	9%	40%	35%
Diebold, Incorporated	$3,001	$2,239	8%	8%	8%
DST Systems Inc.	$2,710	$3,583	5%	29%	18%
EchoStar Corp.	$3,410	$4,811	5%	35%	21%
Fidelity National Information Services, Inc.	$6,305	$17,649	18%	35%	23%
Fiserv, Inc.	$5,013	$17,314	20%	34%	24%
Harris Corporation	$4,976	$7,512	5%	29%	11%
Iron Mountain Inc.	$3,109	$8,098	49%	21%	20%
Lexmark International Inc.	$3,694	$2,530	20%	12%	12%
NCR Corp.	$6,493	$4,907	–14%	21%	21%
Pitney Bowes Inc.	$3,822	$4,898	8%	17%	8%
R.R. Donnelley & Sons Company	$11,289	$3,358	–12%	14%	1%
Rockwell Automation Inc.	$6,557	$15,083	–4%	17%	21%
Unisys Corporation	$3,447	$1,472	–12%	14%	–5%
The Western Union Company	$5,619	$9,360	7%	2%	1%
Xerox Corporation	$21,142	$15,678	16%	23%	13%

25th Percentile	$3,428	$3,470	3%	14%	8%
Median	$4,976	$7,512	7%	21%	16%
75th Percentile	$6,399	$15,381	17%	31%	21%

Pitney Bowes Inc.	$3,822	$4,898	8%	17%	8%
PBI Percent Rank	40%	40%	53%	33%	27%
Source: Capital I.Q.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Policies and Guidelines

Clawback Policy

The company’s executive compensation programs include a “clawback” feature, allowing the board of directors to adjust, recoup or require the forfeiture of any awards made or paid under any stock plan or the Key Employees Incentive Plan (KEIP) under the following circumstances:

•	to any executive officer, including NEOs, in the event of any financial restatement due to a misrepresentation of the financial statements of the company. This applies to vesting or to payments made or paid during the 36-month period prior to the financial restatement; or
•	to any employee, including NEOs, whom the board of directors reasonably believes engaged in gross misconduct or breached any provisions in their Proprietary Interest Protection Agreement, which generally provides for confidentiality, and non-competition and non-solicitation of employees and customers for one year following termination of employment.

No Agreements with Executives

We have not entered into fixed term employment agreements with any of our NEOs, including the CEO. Therefore, such officers are “at will” employees.

No Pledging, Hedging and Other Short-term Speculative Trading

We have policies prohibiting both the pledging and hedging of our stock. Neither the board of directors nor management-level employees may pledge or transfer for value Pitney Bowes securities, engage in short-term speculative (“in and out”) trading in Pitney Bowes securities, or participate in hedging and other derivative transactions, including short sales, “put” or “call” options, swaps, collars or similar derivative transactions, with respect to Pitney Bowes securities (other than transactions in employee stock options).

Executive Stock Ownership Policy

We maintain an executive stock ownership policy that encourages executives to think as owners and to own substantial amounts of company stock to more closely align our key executives’ interests with the long-term interests of our stockholders.

The Committee reviews the executive stock ownership policy annually to make sure it is in line with the policy’s objectives.

Under the executive stock ownership policy the multiple of base salary ownership requirement for the CEO and other executive officers is 5X and 2X, respectively. Unit presidents and staff vice presidents are required to own 1X multiple of base salary. The policy was amended in 2014 to no longer count unvested RSUs, MSUs, PSUs and all option awards. Only shares owned outright, shares held in a trust and shares owned under a deferred compensation arrangement are counted toward the ownership requirement.

Beginning with RSU and PSU awards made in February 2015, executives who are required to own certain levels of company stock under the executive stock ownership policy may elect to defer the settlement of RSUs and PSUs upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the awards vest, which are also deferred as vested RSUs.

Title	Stock Ownership as a Multiple of Base Salary
Chief Executive Officer	5X
Other Executive Officers	2X
Unit Presidents and Staff Vice Presidents	1X

We calculate the number of shares targeted for retention by multiplying an executive’s annual base salary times the multiple of salary required and dividing by the average closing price of our common stock on the last trading day of each of the prior two calendar years.

The guidelines provide that the CEO and other executive officers have five years to achieve the required ownership levels from the date of the first award following the time they become covered by this policy or covered by an increased holding requirement. Until the CEO and other executive officers meet the required ownership levels, that executive is required to hold at least 75% of their “net profit shares” in the first five years, and 100% of the “net profit shares” thereafter.

Unit Presidents and Staff Vice Presidents must hold at least 50% of their “net profit shares” until the multiple is met. With respect to stock options, net profit shares are the shares remaining after the option is exercised, and, with respect to RSUs, PSUs and restricted stock, net profit shares are the shares remaining after vesting and payment of taxes. As long as the multiple of salary requirement is met, an executive may sell shares acquired previously in the market as well as shares acquired through the exercise of stock options or the vesting of equity awards, subject to normal trading restrictions. The company’s Stock Plan of 2013 allows executives subject to the stock ownership policy to defer settlement of RSUs and PSUs after vesting so that executives may achieve required ownership levels faster.

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COMPENSATION DISCUSSION AND ANALYSIS

Change of Control

We believe that the cash payments and benefit levels provided to our executives following a Change of Control transaction are consistent with current market practice for companies of our size. Our Change of Control arrangements are intended to encourage those executives most closely connected to a potential Change of Control to act more objectively, and therefore, in the best interests of our stockholders, despite the fact that such a transaction could result in the executives’ termination. Our Change of Control protections also encourage executives to remain with the company until the completion of the transaction to enable a successful transition. Accelerated vesting of equity awards and Change of Control severance payments occur only when an employee is terminated without cause or when an employee voluntarily terminates for good reason (such as a reduction in position, pay or other constructive termination event) within two years following a Change of Control (a “double trigger” payment mechanism). The Change of Control, by itself, does not cause severance payments or accelerated vesting of equity awards.

The company does not gross up its executives for any excise tax imposed on Change of Control payments.

Under the Senior Executive Severance Policy (SESP), NEOs are entitled to severance equal to two times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three calendar years in the event their employment is terminated on account of a Change of Control period.

A Change of Control is defined as (i) an acquisition of 30% or more of our common stock, or 30% or more of the combined voting power of our voting securities by an individual, entity or group, (ii) replacement of a majority of the board of directors other than as approved by the incumbent board, (iii) as a result of a reorganization, merger, consolidation or sale, more than 50% of our common stock and voting power changes hands, or (iv) approval by stockholders of a liquidation or dissolution of the company.

Our Change of Control arrangements fit into our overall compensation objectives because they are aligned with our goal of providing a compensation package sufficiently competitive to attract and retain talent and aligned with stockholder interests. With the double trigger payment mechanism applicable to both equity vesting and cash payouts and the lack of any gross-up, we believe the Change of Control arrangements are market leading from a corporate governance perspective.

Tax and Accounting

Our compensation programs are generally designed with the intent to satisfy the requirements for full deductibility under IRC 162(m). IRC 162(m) denies the company a tax deduction for certain compensation in excess of $1 million paid to “covered employees” unless the compensation is qualified performance-based compensation. We generally structure our incentive compensation programs with the intention to be IRC 162(m) compliant. However, the Committee weighs the benefits of compliance with IRC 162(m) against the potential limitations of such compliance, and may award compensation that may not be fully deductible if it determines that it is in the company’s best interest to do so. The rules and regulations promulgated under IRC 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify. As such, there can be no assurance that any compensation awarded or paid by the company will be fully deductible under all circumstances.

Stock options are not currently granted as part of the mix of long-term incentives, however, special awards of stock options may be granted. In those cases we value stock options based upon the Black-Scholes valuation method, consistent with the provisions of FASB Accounting Standards Codification Topic 718 (ASC 718). Key assumptions used to estimate the fair value of stock options include:

•	the volatility of our stock price;
•	the risk-free interest rate;
•	expected term; and
•	our dividend yield.

We also use a Monte-Carlo simulation, which is a generally accepted statistical technique, to value MSUs and PSUs. The technique simulates a range of possible future stock prices for the company. Key assumptions used to estimate the value of MSUs and PSUs include:

•	the volatility of our stock price;
•	the risk-free interest rate;
•	expected term; and
•	our dividend yield.

The Monte-Carlo simulation uses generally the same metrics as Black-Scholes, but calculates its ultimate result using an iterative method that generates many possible future stock price paths. We believe that the valuation techniques and the approaches utilized to develop the underlying assumptions are appropriate in estimating the fair value of our stock option, PSU and MSU grants. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the company under ASC 718.

In determining the number of PSUs to be awarded in the mix of long-term incentives, we value PSUs based upon the Monte-Carlo simulated value on the date of grant. In reporting the value of PSU grants in the Summary Compensation Table, the value of PSUs shown represents the full value of the award based on a targeted number of shares multiplied by the Monte-Carlo value on the date of the award. The Monte-Carlo value also takes into

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COMPENSATION DISCUSSION AND ANALYSIS

account the non-payment of dividends during the vesting period.

In determining the number of RSUs to be awarded in the mix of long-term incentives, we value RSUs based upon the closing price of our common stock on the grant date. In reporting the value of RSUs in the Summary Compensation Table, we discount the value of the RSUs for non-payment of dividends during the vesting period as required by accounting guidance under ASC 718.

For additional information on the accounting treatment for stock-based awards, see note 20 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Treatment of Special Events

In determining performance goals and evaluating enterprise performance results, the Committee may use its discretion and judgment to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business. The Committee believes that the metrics for incentive compensation plans should be specific and objective. However, in exercising its negative discretion, the Committee recognizes that interpretation of the application of pre-determined metrics to results may be necessary from time to time to better reflect the operating performance of the company’s business segments and take into account certain one-time events. In adopting its philosophy in establishing metrics and compensating the management team for its actual performance, the Committee believes it to be a fairer measure to remove the impact of certain events that may distort, either positively or negatively, the actual performance of management. The chart below explains the types of events that the Committee has taken into consideration in this regard.

Non-GAAP Measures

Non-GAAP measures should not be construed as an alternative to our reported results determined in accordance with Generally Accepted Accounting Principles (GAAP). Further, our definitions of these non-GAAP measures may differ from similarly titled measures used by other companies. We use measures such as adjusted earnings per share, free cash flow, adjusted income from continuing operations and adjusted earnings before interest and taxes to exclude the impact of special items like restructuring charges, asset impairments and tax adjustments, because, while these are actual income or expenses of ours, they can mask underlying trends associated with our business. Such items are often inconsistent in amount and frequency and, as such, the adjustments allow greater insight into the current underlying operating trends of the business.

Adjusted earnings per share and adjusted income from continuing operations provide greater insight into the current underlying operating trends of the business by excluding special items such as restructuring charges, asset impairments and tax adjustments.

Free cash flow provides insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash flow provided by operating activities for capital expenditures, as well as the cash impact of special items such as restructuring charges, unusual tax settlements or payments and special pension contributions.

Management uses earnings before interest and taxes (EBIT) to measure profitability and performance. EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. EBIT excludes interest and taxes, as well as special items such as restructuring charges and goodwill and asset impairments.

Revenue growth is presented on a constant currency basis and excludes the impact of disposals of certain business operations. Revenue growth is intended to provide a better understanding of the underlying operational performance of the business over the period.

55

COMPENSATION DISCUSSION AND ANALYSIS

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Measures for Compensation
(Unaudited)

(Dollars in thousands, except per share data)	2014	2013(1)		2012(1)
GAAP diluted earnings per share from continuing operations, as reported	$1.47	$1.42		$1.88
Restructuring charges and asset impairments	0.29	0.29		0.06
Extinguishment of debt	0.19	0.10		—
Investment divestiture	(0.05)	—		—
Sale of leveraged lease assets	—	—		(0.06)
Diluted earnings per share from continuing operations(2)	1.90	1.81		1.88
Adjustment for businesses sold(1)	—	0.07		0.28
Investment divestiture	0.05	—		—
Adjusted earnings per share(2)	$1.95	$1.88		$2.16
GAAP net cash provided by operating activities, as reported	$655,526	$624,824		$660,188
Capital expenditures	(180,556)	(137,512)		(176,586)
Reserve account deposits	(15,666)	(20,104)		1,636
Restructuring payments	56,162	59,520		74,718
Extinguishment of debt	61,657	32,639		—
Net receipts related to investment divestiture	(5,737)	—		—
Tax and other payments on sale of businesses and leveraged lease assets	—	75,545		114,128
Pension contribution	—	—		95,000
Free cash flow	571,386	634,912		769,084
Reserve account deposits	15,666	20,104		(1,636)
Net finance receivables(3)	(119,668)	—		—
Adjusted free cash flow	$467,384	$655,016		$767,448
GAAP income from continuing operations after income taxes, as reported	$300,006	$287,612		$379,107
Restructuring charges and asset impairments, after tax	59,349	59,024		11,610
Extinguishment of debt, after tax.	37,833	19,911		—
Investment divestiture, after tax.	(9,774)	—		—
Sale of leveraged lease assets, after tax	—	—		(12,886)
Income from continuing operations, as adjusted	387,414	366,547		377,831
Adjustment for businesses sold(1)	—	14,121		57,446
Adjusted income from continuing operations.	$387,414	$380,668		$435,277
GAAP income from continuing operations before income taxes, as reported	$431,196	$383,954		$511,770
Interest expense, net, before tax	169,450	186,987		184,675
Restructuring charges and asset impairments, before tax.	84,560	84,344		17,176
Extinguishment of debt, before tax	61,657	32,639		—
Investment divestiture, before tax	(15,919)	—		—
Sale of leveraged lease assets, before tax	—	—		3,817
Earnings before interest and taxes	730,944	687,924		717,438
Impacts of foreign currency compared to budget(4)	417	3,210		—
Adjustment for businesses sold(1)	—	22,600		26,253
Adjusted earnings before interest and taxes.	$731,361	$713,734		$743,691
Reported revenue growth	0.8%	(0.8%	)	(5.1% )
Impacts of foreign currency	0.4%	0.3%		1.1%
Disposal of certain business operations(5)	0.4%	0.0%		0.0%
Revenue growth.	1.6%	(0.5%	)	(4.0% )
Adjustment for businesses sold(1)	0.0%	(0.3%	)	0.6%
Adjusted revenue growth	1.6%	(0.8%	)	(3.4% )

(1)	2013 and 2012 have been restated for discontinued operations that occurred subsequent to the reported fiscal year. During 2014, we sold our Canadian Document Imaging Solutions business. During 2013, we sold our Pitney Bowes Management Services operations, our Nordic furniture business and our International Mail Services operations.

(2)	The sum of the earnings per share amounts may not equal the totals above due to rounding.

(3)	Adjusted free cash flow excludes the impact of finance receivables in 2014.

(4)	For 2014 and 2013, adjusted earnings before interest and taxes is translated at 2014 and 2013 budget rates, respectively.

(5)	Adjusted revenue growth excludes the impact of the disposal of certain business operations in 2014.
56

Executive Compensation Tables and Related Narrative

The following “Summary Compensation Table” shows all compensation earned by or paid to Messrs. Lautenbach, Monahan, Shearer, Goldstein, and Ms. Kohnstamm. The compensation shown below was paid for services performed during or with respect to 2014, 2013, and 2012. The “Summary Compensation Table” includes amounts earned and deferred during the periods covered under the Deferred Incentive Savings Plan.

The “Grants of Plan-Based Awards in 2014” table on page 59 provides additional information regarding grants made during 2014 to the NEOs.

The “Stock Awards” and “Total” columns in the Summary Compensation Table (SCT) appear greater than historical amounts because of the company’s decision in 2014 to make its long-term incentive (LTI) plan 100% equity based. Last February, the Committee replaced cash incentive units (CIUs), payable in cash, with performance stock units (PSUs), settled in common stock. The new structure consists of 70% PSUs and 30% performance-based restricted stock units. Stock awards are reported in the SCT when granted, while cash awards are reported in the SCT under “Non-Equity Incentive Compensation” when paid. This creates a “bunching effect” making it appear as though the 2014 Stock Award and Total Amounts has comparatively increased from prior years, while in fact it only reflects the disparate manner in which equity and cash is required to be reported. This effect will continue through 2016 when all outstanding CIUs will be fully paid. See discussion on “bunching” in “Cash Incentive Units” on page 45 for additional details.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6),(7)	Total ($)
Marc B. Lautenbach	2014	891,667	—	4,420,297	—	1,519,965	—	134,431	6,966,360
President and Chief	2013	850,000	—	1,172,558	148,800	1,209,975	—	14,704	3,396,037
Executive Officer	2012	70,833	—	—	289,300	—	—	—	360,133
Michael Monahan(8)	2014	602,500	—	1,276,978	—	1,472,306	162,214	30,761	3,544,759
Executive Vice President	2013	578,400	—	381,082	554,560	1,481,678	199,451	42,940	3,238,111
and Chief Financial Officer	2012	575,600	—	582,644	—	1,840,141	161,052	26,164	3,185,601
Mark L. Shearer	2014	568,875	—	1,276,978	—	572,107	—	33,593	2,451,553
Executive Vice President
and President, Pitney Bowes
SMB Mailing Solutions
Abby F. Kohnstamm	2014	560,000	400,000	879,173	—	560,448	—	15,289	2,414,910
Executive Vice President	2013	303,333	400,000	379,947	—	264,768	—	200,240	1,548,288
and Chief Marketing Officer
Daniel J. Goldstein	2014	489,335	—	638,476	—	801,337	40,038	34,014	2,003,200
Executive Vice President	2013	477,400	—	190,546	—	726,152	—	55,282	1,449,380
and Chief Legal &
Compliance Officer

(1)	On June 15, 2014, Ms. Kohnstamm was awarded the second half of her cash sign-on award in the amount of $400,000, in connection with her hiring as Executive Vice President and Chief Marketing Officer in 2013.

(2)	This column includes the value of stock awarded to NEOs during 2014, 2013 and 2012 based upon its grant date fair value, as determined under SEC guidance. Performance stock units (PSUs) and performance-based RSUs were granted to the NEOs in 2014. Details regarding the grants of PSUs and performance-based RSUs can be found in the “Grants of Plan-Based Awards in 2014” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table. See page 47 in “Compensation Discussion and Analysis” for additional information on RSUs and PSUs. The value of PSUs shown represents the full value of the award based on a targeted number of shares multiplied by the Monte-Carlo value on the date of the award. If performance conditions allow for PSUs granted in 2014 to reach the 200% maximum number of shares, based on the Monte-Carlo simulated grant date value, the total value of stock awarded in 2014 inclusive of RSUs and PSUs would be $7,570,296 for Mr. Lautenbach; $2,186,989 for Mr. Monahan; $1,229,181 for Ms. Kohnstamm; $2,186,989 for Mr. Shearer; and $1,093,469 for Mr. Goldstein. MSUs granted in 2012 were valued in February 2015 at a multiplier of 1.41. In 2014, CIUs, reported when paid, were replaced by PSUs, reported when awarded, under SEC guidance. This creates a “bunching” effect which makes it appear as though the LTI award value increased significantly in 2014, when in fact, it is only the disparate manner in which equity and cash is reported under SEC rules. The “bunching” effect resulted in the disclosure of additional 2014 compensation for Mr. Monahan in the amount of $910,012, and for Mr. Goldstein in the amount of $454,993, even though their long-term award values did not change.
57

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(3)	This column includes the value of stock options awarded to NEOs during 2014, 2013 and 2012 based upon its grant date fair value, as determined in accordance with SEC guidance. Stock options awarded to Mr. Lautenbach in 2013 and 2012, and Mr. Monahan in 2013, are premium-priced options. Details regarding outstanding stock option awards can be found in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table.

(4)	When considering all elements of the table above, the majority of compensation for the NEOs is at-risk and is earned based on company and executive performance against pre-determined financial objectives. This column includes annual incentive compensation earned in 2014, 2013 and 2012, and CIU payouts earned over the following award cycles: 2010-2012, 2011-2013 and 2012-2014. For Mr. Monahan, this also includes a payout in 2012 of his performance award made in 2010 in connection with achievement of annualized benefits from Strategic Transformation and a 2011 IRC 162(m) objective. As a result of being hired in December 2012, Mr. Lautenbach was not eligible for a 2012 annual incentive award. The 2014 annual incentive and CIU award payout amounts in this column are as follows: for Mr. Lautenbach, annual incentive of $1,519,965; for Mr. Monahan, annual incentive of $607,806, CIU of $864,500; for Mr. Shearer, annual incentive of $572,107; for Ms. Kohnstamm, annual incentive of $560,448; for Mr. Goldstein, annual incentive of $369,087, CIU of $432,250. The 2014 amounts in this column include payments that were deferred at the election of the NEOs under the terms of the Pitney Bowes Deferred Incentive Savings Plan, as follows: annual incentive deferral by Mr. Lautenbach of 5% equal to $75,998; CIU award payout deferral of $25,000 by Mr. Monahan; annual incentive deferral by Mr. Shearer of 5% equal to $28,605; annual incentive deferral of $50,000 and a CIU award payout deferral of $50,000 by Mr. Goldstein.

(5)	This column shows the change in the actuarial present value of the accumulated pension benefit applicable to all eligible employees during 2014, 2013 and 2012. Mr. Lautenbach, Mr. Shearer, and Ms. Kohnstamm do not participate in the qualified Pension Plan or the Pension Restoration Plan. Mr. Goldstein’s pension benefit decreased in 2013 compared to year-end 2012 as a result of the impact of rising interest rates on his frozen pension benefit when he terminated employment in August 2008 resulting in a negative value of ($28,201), which is excluded from the sum total in accordance with SEC standards. Mr. Goldstein was not eligible to rejoin the pension plan when he was rehired in October 2010. The Pension Plan is a broad-based plan in which all employees hired prior to 2005, with certain exceptions, participate. The Pension Plan and Pension Restoration Plan were frozen to all participants on December 31, 2014.

(6)	Amounts shown for 2014 include all other compensation received by the NEOs that is not reported elsewhere. For 2014, this includes the following: for Mr. Lautenbach, the company’s actual cost for financial counseling, group term life insurance premium for coverage provided by the company in excess of $50,000, company match and 2% core contribution to the Pitney Bowes 401(k) Plan, and company match of $73,666 and 2% core contribution of $36,833 to the Pitney Bowes 401(k) Restoration Plan earned in 2014; for Mr. Monahan, the company’s actual cost for financial counseling, group term life insurance premium for coverage provided by the company in excess of $50,000, company match to the Pitney Bowes 401(k) Plan, and company match to the Pitney Bowes 401(k) Restoration Plan earned in 2014; for Mr. Shearer, the company’s actual cost for financial counseling, group term life insurance premium for coverage provided by the company in excess of $50,000, and company match and 2% core contribution to the Pitney Bowes 401(k) Restoration Plan earned in 2014; for Ms. Kohnstamm, group term life insurance premium for coverage provided by the company in excess of $50,000, and company match and 2% core contribution to the Pitney Bowes 401(k) Restoration Plan earned in 2014; for Mr. Goldstein, group term life insurance premium for coverage provided by the company in excess of $50,000, company match and 2% core contribution to the Pitney Bowes 401(k) Plan, and company match and 2% core contribution to the Pitney Bowes 401(k) Restoration Plan earned in 2014. As a result of being hired in December 2012, Mr. Lautenbach did not have any other compensation reportable in this column for 2012.

(7)	For Mr. Monahan, the 2012 amount is amended to reflect company match to the 401(k) Restoration Plan during the year earned rather than the year credited.

(8)	Mr. Monahan was appointed to the newly created position of Chief Operating Officer, effective February 9, 2015. He will continue his role as Chief Financial Officer, and his new title is Executive Vice President, Chief Operating Officer and Chief Financial Officer. The Summary Compensation Table reflects compensation paid to Mr. Monahan as Chief Financial Officer.
58

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

GRANTS OF PLAN-BASED AWARDS IN 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)	Value of Stock and Option Awards(2)
Marc B. Lautenbach
(Annual Incentive)(3)		212,625	1,215,000	4,000,000
(Performance Stock Units)(4)	2/10/2014				3,105	125,448	250,896	3,149,999
(Performance-based RSUs)(5)	2/10/2014					53,849		1,270,298
Michael Monahan
(Annual Incentive)(3)		85,025	485,856	4,000,000
(Performance Stock Units)(4)	2/10/2014				897	36,241	72,482	910,012
(Performance-based RSUs)(5)	2/10/2014					15,556		366,966
Mark L. Shearer
(Annual Incentive)(3)		80,031	457,320	4,000,000
(Performance Stock Units)(4)	2/10/2014				897	36,241	72,482	910,012
(Performance-based RSUs)(5)	2/10/2014					15,556		366,966
Abby F. Kohnstamm
(Annual Incentive)(3)		78,400	448,000	4,000,000
(Performance Stock Units)(4)	2/10/2014				345	13,939	27,878	350,008
(Performance-based RSUs)(5)	2/10/2014					5,983		141,139
(Performance-based RSUs)(6)	2/10/2014					15,955		388,026
Daniel J. Goldstein
(Annual Incentive)(3)		51,631	295,033	4,000,000
(Performance Stock Units)(4)	2/10/2014				448	18,120	36,240	454,993
(Performance-based RSUs)(5)	2/10/2014					7,778		183,483

The Grants of Plan-Based awards table captures the potential threshold, target and maximum award payouts for annual incentive, performance stock units, and performance-based RSUs.

(1)	The values shown in this column represent the maximum annual incentive payout for IRC 162(m) purposes. The maximum annual incentive payout level allows the Committee to use negative discretion in making actual annual incentive payouts reflecting actual company performance. Actual payouts have been well below IRC 162(m) maximums and more in line with threshold and target values for annual incentive awards set by the Committee at the beginning of each year.

(2)	The amounts in this column represent the grant date fair values of RSU and PSU awards. The fair values are calculated in accordance with SEC guidance and reflect an adjustment for the exclusion of dividend equivalents during the vesting period. RSUs that vest pro-rata over three years have a fair value of $23.59; RSUs that cliff vest after one year have a fair value of $24.32. PSUs have a grant date fair value of $25.11, and are calculated based on the Monte-Carlo simulation methodology.

(3)	Values in this row represent the range in payouts for the 2014 annual incentive award. IRC 162(m) requires that we state the maximum payouts a NEO could receive for annual incentive awards under the KEIP, which is $4,000,000. The Committee applies negative discretion to reduce the annual awards such that individual payments are in line with financial enterprise, business unit and/or individual performance.

(4)	PSUs were granted based on the Monte-Carlo simulation methodology value of $25.11. PSUs represent a right to Pitney Bowes stock on the vesting date, with the number of shares determined after a specified performance period. This award is subject to achievement of the pre-determined annual performance metrics, a three-year cumulative total shareholder return modifier, and a three-year cumulative average income from continuing operations objective. The Committee may apply negative discretion to reduce long-term awards such that payments are in line with financial enterprise performance. See page 47 in “Compensation Discussion and Analysis” for additional information on this performance award.

(5)	Performance-based RSUs were granted based on the actual closing price on the February 10, 2014 grant date of $25.07. The performance metric tied to income from continuing operations was met as of December 31, 2014, however, the awards remain subject to forfeiture over the remaining vesting period. This award will vest on a pro-rata basis over a three-year period ending February 7, 2017.

(6)	Performance-based RSUs granted to Ms. Kohnstamm were based on the actual closing price on the February 10, 2014 grant date of $25.07. The performance metric tied to income from continuing operations was met as of December 31, 2014, however, the award remains subject to forfeiture over the remaining vesting period. This award has a one-year cliff vesting feature which vests in full on February 3, 2015.

Stock Awards

•	The “Stock Awards” column in the “Summary Compensation Table” represents the value of RSUs, PSUs and MSUs awarded during 2014, 2013, and 2012 based upon the fair value for RSU awards and Monte Carlo simulation value for PSU and MSU awards. The full value of RSUs, MSUs and PSUs are disclosed in the year of the award, based on targeted number of shares.

•	In 2014, CIUs, reported when paid, were replaced by PSUs, reported when awarded under SEC guidance. This creates a “bunching” effect which makes it appear as though the LTI award value increased significantly in 2014, when in fact, it is only the disparate manner in which equity and cash is reported under SEC rules.

•	It is our policy that the number of stock awards to be granted is determined based on the market price of the stock on the date of grant. The Stock Plan of 2013, approved by stockholders on May 13, 2013, defines market price as the closing price for Pitney Bowes stock on the New York Stock Exchange on the date of grant.

•	The “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards in 2014” table shows the estimated number of PSUs that can vest based on varying levels of
59

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

performance during the three-year performance period and the estimated number of performance based RSUs that may vest based on performance. For performance based RSUs granted to all NEOs, a performance metric tied to adjusted income from continuing operations was met as of December 31, 2014. The awards remain subject to forfeiture over the remaining vesting period. The vesting of the PSUs is subject to achievement of the predetermined annual performance metrics, a three-year cumulative total shareholder return modifier, and a three-year cumulative average income from continuing operations objective. The Committee may apply negative discretion to reduce long-term awards such that payments are in line with financial enterprise performance. See page 59 (“Grants of Plan-Based Awards in 2014”).

Option Awards

•	The “Option Awards” column in the “Summary Compensation Table” represents the value of options awarded during 2014, 2013, and 2012 based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance.

•	It is our policy that stock options are granted only at an exercise price equal to or greater than the market price of the stock on the date of grant with a ten-year exercise period. The Stock Plan of 2013, approved by stockholders on May 13, 2013, defines market price as the closing price for Pitney Bowes stock on the New York Stock Exchange on the date of grant. In connection with Mr. Lautenbach’s employment, premium-priced stock options were awarded in December 2012 and February 2013. A special one-time premium-priced stock option award was made to Mr. Monahan on July 1, 2013 as a retention vehicle.

Non-Equity Incentive Plan Compensation

•	The values shown in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” include the annual incentive payments earned for 2014, 2013, and 2012, as well as the CIUs that were earned over the three-year periods ending December 31, 2014, December 31, 2013 and December 31, 2012.

•	The “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards in 2014” table show the range of estimated possible future payouts for the 2014 annual incentive payment at varying levels of performance.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

•	The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table” reflects the change in pension value for each of the years shown.

•	The change in pension value reflects the aggregate change for both the Pension Plan and the Pitney Bowes Pension Restoration Plan.

•	There were no above-market deferred compensation earnings credited to the Pension Restoration Plan.

•	The Pitney Bowes Pension Restoration Plan provides benefits that would otherwise be provided under the qualified Pension Plan but for IRS limitations applicable to the qualified Pension Plan.

All Other Compensation

•	The “All Other Compensation” column in the “Summary Compensation Table” consists of other amounts earned or paid to each NEO, including the qualified 401(k) Plan and the non-qualified 401(k) Restoration Plan. There were no above-market deferred compensation earnings credited to the 401(k) Restoration Plan. Many of the benefits described in this column are available to employees other than the NEOs.

Equity Awards

•	The next table is provided to present an overview of Pitney Bowes equity awards held as of December 31, 2014 by each NEO. It discloses compensation in the form of equity that has previously been awarded, remains outstanding, and is unexercised or unvested.
60

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised or unvested option awards, unvested RSUs, PSUs and MSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table(1). For additional information about the stock option and stock awards, see the description of equity incentive compensation in “Compensation Discussion and Analysis” beginning on page 32.

		Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
							Number	Market Value	Number	Payout Value
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Unrealized Appreciation ($)(2)	of Shares or Units of Stock That Have Not Vested (#)	of Shares or Units of Stock That Have Not Vested ($)(3)	of Unearned Shares, Units or Other Rights That Have Not Vested (#)	of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Marc B. Lautenbach	12/3/2012	50,000	50,000	13.3860	12/3/2022	1,098,400	—	—	—	—
	12/3/2012	100,000	100,000	15.1320	12/3/2022	1,847,600	—	—	—	—
	12/3/2012	150,000	150,000	16.8780	12/3/2022	2,247,600	—	—	—	—
	2/11/2013	200,000	200,000	22.1600	12/2/2022	884,000	—	—	—	—
	2/11/2013	—	—	—	—	—	86,642	2,111,466	—	—
	2/10/2014	—	—	—	—	—	53,849	1,312,300	—	—
	2/10/2014	—	—	—	—	—	—	—	237,097	5,778,047
Michael Monahan	2/14/2005	26,000	0	46.9300	2/13/2015	0	—	—	—	—
	2/13/2006	28,050	0	42.6200	2/12/2016	0	—	—	—	—
	2/12/2007	28,777	0	48.0300	2/11/2017	0	—	—	—	—
	2/11/2008	153,846	0	36.9600	2/10/2018	0	—	—	—	—
	2/9/2009	90,461	0	24.7500	2/8/2019	0	—	—	—	—
	2/8/2010	106,383	0	22.0900	2/7/2020	242,553	—	—	—	—
	2/14/2011	94,203	0	26.0700	2/13/2021	0	—	—	—	—
	2/14/2011	—	—	—	—	—	3,116	75,937	—	—
	2/13/2012	—	—	—	—	—	8,793	214,285	—	—
	2/13/2012	—	—	—	—	—	—	—	18,146	442,218
	2/11/2013	—	—	—	—	—	28,159	686,235	—	—
	7/1/2013	—	40,000	17.2000	6/30/2023	286,800	—	—	—	—
	7/1/2013	—	80,000	19.4500	6/30/2023	393,600	—	—	—	—
	7/1/2013	—	120,000	21.6900	6/30/2023	321,600	—	—	—	—
	7/1/2013	—	160,000	23.9400	6/30/2023	68,800	—	—	—	—
	2/10/2014	—	—	—	—	—	15,556	379,100	—	—
	2/10/2014	—	—	—	—	—	—	—	68,495	1,669,235
Mark L. Shearer	5/1/2013	—	—	—	—	—	27,311	665,569	—	—
	2/10/2014	—	—	—	—	—	15,556	379,100	—	—
	2/10/2014	—	—	—	—	—	—	—	68,495	1,669,235
Abby F. Kohnstamm	2/10/2014	—	—	—	—	—	5,983	145,806	—	—
	2/10/2014	—	—	—	—	—	15,955	388,823	—	—
	2/10/2014	—	—	—	—	—	—	—	26,345	642,021
Daniel J. Goldstein	2/14/2011	39,855	—	26.0700	2/13/2021	0	—	—	—	—
	2/14/2011	—	—	—	—	—	1,318	32,120	—	—
	2/13/2012	—	—	—	—	—	4,396	107,131	—	—
	2/13/2012	—	—	—	—	—	—	—	9,073	221,109
	2/11/2013	—	—	—	—	—	14,080	343,130	—	—
	2/10/2014	—	—	—	—	—	7,778	189,550	—	—
	2/10/2014	—	—	—	—	—	—	—	34,247	834,595
(Table continued on next page)
61

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Grant Date	Award Type	Name of Executive	Vesting Schedule
2/14/2011	RSU	Monahan, Goldstein	Four year vesting; 25% remains unvested; 25% vested on February 3, 2015
2/13/2012	RSU	Monahan, Goldstein	Four year vesting; 50% remains unvested; 25% vested on February 3, 2015 and 25% vests on February 2, 2016
2/13/2012	MSU	Monahan, Goldstein	100% vested on February 3, 2015
12/3/2012	NQSO	Lautenbach	Four year vesting; 50% remains unvested; 25% vests on December 3, 2015 and 25% vests on December 3, 2016
2/11/2013	NQSO	Lautenbach	Four year vesting; 50% remains unvested; 25% vests on December 3, 2015 and 25% vests on December 3, 2016
2/11/2013	RSU	Lautenbach, Monahan, Goldstein	Four year vesting; 75% remains unvested; 25% vested on February 3, 2015, 25% vests on February 2, 2016 and 25% vests on February 7, 2017
5/1/2013	RSU	Shearer	Four year vesting; 75% remains unvested; 25% vested on February 3, 2015, 25% vests on February 2, 2016 and 25% vests on February 7, 2017
7/1/2013	NQSO	Monahan	Three year vesting; 100% remains unvested; 33% vested on February 3, 2015, 33% vests on February 2, 2016 and 33% vests on February 7, 2017
2/10/2014	PSU	Lautenbach, Monahan, Shearer, Kohnstamm, Goldstein	Three year cliff vesting; 100% vests on February 7, 2017
2/10/2014	RSU	Lautenbach, Monahan, Shearer, Kohnstamm, Goldstein	Three year vesting; 100% remains unvested; 33% vested on February 3, 2015, 33% vests on February 2, 2016 and 33% vests on February 7, 2017
2/10/2014	RSU	Kohnstamm	One year vesting; 100% vested on February 3, 2015

(1)	Option and Stock Awards Vesting Schedule

(2)	This column represents the difference between the exercise price on the date of grant and the closing price of the company stock on December 31, 2014 for outstanding exercisable and unexercisable options which have not yet been realized.

(3)	These amounts were calculated based on the closing price of the company’s common stock of $24.37 per share on December 31, 2014. MSU values are calculated using the target number of shares granted. The total number of MSUs that can vest is capped at 200% of the target number of MSUs granted. A minimum number of MSUs, 50% of the target award, will vest at the end of the three-year performance period. PSU values shown are calculated as follows: (i) the target number of shares awarded, multiplied by (ii) the maximum estimated performance factor for the 2014-2016 cycle, 1.89, based on 2014 results, further multiplied by (iii) a 0% TSR adjustment based on 2014 target relative performance versus the company’s peer group, and (iv) further multiplied by $24.37. The total number of PSUs that can vest is capped at 200% of the number of PSUs granted.
62

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OPTION EXERCISES AND STOCK VESTED DURING 2014 FISCAL YEAR(1)

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)(1)	on Vesting ($)
Marc B. Lautenbach	0	0	28,881	714,516	(2)
Michael Monahan	0	0	20,295	502,098	(2)
Mark L. Shearer	0	0	9,104	225,233	(2)
Abby F. Kohnstamm	0	0	26,738	736,365	(3)
Daniel J. Goldstein	0	0	12,849	317,884	(2)

(1)	Performance-based RSUs granted on February 8, 2010, October 18, 2010, February 14, 2011, February 13, 2012, February 11, 2013 and May 1, 2013 had a pro-rata vesting on February 4, 2014; Performance-based RSUs granted on July 1, 2013 vested on July 1, 2014.

(2)	These values were determined based on the average of the high and low trading price on the February 4, 2014 vesting date of $24.74.

(3)	This value was determined based on the average of the high and low trading price on the July 1, 2014 vesting date of $27.54.

Pension Benefits

The following table provides information regarding pension payments to the NEOs. It includes data regarding the Pitney Bowes Pension Plan and the Pension Restoration Plan. U.S. NEOs hired prior to January 1, 2005 are eligible to participate in the Pitney Bowes Pension Plan which is a broad-based tax-qualified plan under which employees generally are eligible to retire with unreduced benefits at age 65. U.S. NEOs who participate in the Pitney Bowes Pension Plan are also eligible to participate in the Pension Restoration Plan, a nonqualified deferred compensation plan, which provides benefits based on the same formula used under the qualified plan to eligible employees with compensation greater than the $260,000 IRC compensation limit for 2014 and to those employees who defer portions of their compensation under the Deferred Incentive Savings Plan.

The Pension Restoration Plan is offered to approximately 175 of our current active employees. Benefits under the Pension Restoration Plan are substantially equal to the difference between the amount that would have been payable under our qualified Pension Plan, absent IRS limits on compensation and benefits, and the amount actually paid under our qualified Pension Plan. Payments under the nonqualified Pension Restoration Plan are made out of the company’s general assets. The Pension Restoration Plan does not provide above-market interest rates on deferred compensation.

All of the eligible NEOs are fully vested in their pension benefit.

As previously approved by the board of directors, the qualified Pension Plan and nonqualified Pension Restoration Plan were frozen for all participants, effective December 31, 2014. There will be no further accruals under the qualified Pension Plan or the nonqualified Pension Restoration Plan, except as required by law. (See discussion under “Other Indirect Compensation” on page 48 of this proxy statement.)

The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2014, for the NEOs under the Pitney Bowes pension plans determined based on years of service and covered earnings (as described below). The present value has been calculated based on benefits payable commencing upon the executive attaining age 65, and in an amount consistent with the assumptions as described in note 13 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 20, 2015.

63

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

PENSION BENEFITS AS OF DECEMBER 31, 2014(1)

		Number of Years	Present Value of
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)(2)
Michael Monahan	Pitney Bowes Pension Plan	26.6	368,113
Michael Monahan	Pitney Bowes Pension Restoration Plan	26.6	1,432,248
Daniel J. Goldstein	Pitney Bowes Pension Plan	8.9	112,687
Daniel J. Goldstein	Pitney Bowes Pension Restoration Plan	8.9	78,846

(1)	Mr. Lautenbach, Mr. Shearer and Ms. Kohnstamm are omitted from this table since they are not pension plan participants. Mr. Goldstein has a prior accumulated benefit under the plans. Active employees who do not participate in the pension plan are eligible for a 2% core contribution in the 401(k) Plan. See “Deferred Compensation” section below.

(2)	Material assumptions used to calculate the present value of accumulated benefits under the Pitney Bowes Pension Plan for Messrs. Monahan and Goldstein are detailed in note 13 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014. These lump sum values are expressed as the greater of the Pension Equity Account and the Present Value of the Age 65 Accrued benefit using the 417(e)(3) mortality table.

The material terms of the Pitney Bowes Pension Plan and Pension Restoration Plan are as follows:

•	Only U.S. employees hired prior to January 1, 2005 are eligible to participate.

•	Normal retirement age is 65 with at least three years of service, while early retirement is allowed at age 55 with at least ten years of service.

•	The vesting period is three years.

•	For purposes of determining pension benefits, “earnings” are defined as the average of the five highest consecutive calendar year pay amounts. Earnings include base salary, vacation, severance, before-tax plan contributions, annual incentives (paid and deferred), and certain bonuses. Earnings do not include CIU payments, stock options, restricted stock, RSUs, PSUs, MSUs, hiring bonuses, company contributions to benefits, and expense reimbursements.

•	The formula to determine benefits is based on age, years of service, and final average of the highest consecutive five-year earnings. Employees receive annual percentages of earnings based on their age plus service. The annual percentages range from 2% to 10% of final average earnings up to the Social Security Wage Base, plus 2% to 6% of such earnings in excess of the Social Security Wage Base. In addition, Pitney Bowes Pension Plan participants whose age plus service totaled more than 50 as of September 1, 1997 receive “transition credits” to make up for some of the differences between old and new retirement plan formulas. Mr. Monahan is among those Pitney Bowes Pension Plan participants who earned “transition credits.”

•	The maximum benefit accrual under the Pitney Bowes Pension Restoration Plan is an amount equal to 16.5% multiplied by the participant’s final average earnings and further multiplied by the participant’s credited service.

•	Upon retirement, benefits are payable in a lump-sum or various annuity forms, including life annuity and 50% joint and survivor annuity.

•	The distribution options under the Pitney Bowes Pension Restoration Plan are designed to comply with the requirements of IRC 409A of the Code.

•	The company has not provided extra years of credited service to any of the NEOs.

•	The Pitney Bowes Pension Plan and Pension Restoration Plan were frozen for all participants effective December 31, 2014.

Deferred Compensation

Information included in the table below includes contributions, earnings, withdrawals, and balances with respect to the Pitney Bowes 401(k) Restoration Plan (a nonqualified deferred compensation plan restoring benefits that would have otherwise been made in the qualified 401(k) Plan but for IRC limitations) and the Pitney Bowes Deferred Incentive Savings Plan (a nonqualified deferred compensation plan where certain employees may defer their incentives and base salary). The Pitney Bowes 401(k) Restoration Plan and Deferred Incentive Savings Plan, which we refer to as the DISP, are unfunded plans established for a select group of management or highly compensated employees under ERISA. All payments pursuant to the plans are made from the general assets of the company and are subject to the company’s creditors. Participants do not own any interest in the assets of the company as a result of participating in the plans. The company reserves the right to fund a grantor trust to assist in accumulating funds to pay the company’s obligations under the plans. Any assets of the grantor trusts are subject to the claims of the company’s creditors.

Beginning with RSU and PSU awards made in February 2015, executives who are required to own certain levels of company stock under the executive stock ownership policy may elect to defer the settlement of RSUs and PSUs upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the award vests, which are also deferred as RSUs. Deferred RSUs and PSUs are unfunded deferred compensation subject to the company’s general creditors.

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EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

NONQUALIFIED DEFERRED COMPENSATION FOR 2014(1)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings/(Loss)	Withdrawals/	Balance at
Name	in Last FY ($)(2)	in Last FY ($)(3)	in Last FY ($)(4)	Distributions ($)	Last FYE ($)	(5)
Marc B. Lautenbach
401(k) Restoration Plan	—	3,705	156	0	3,861
Deferred Incentive Savings Plan	60,499	—	(2,428)	0	58,071
Michael Monahan
401(k) Restoration Plan	—	24,782	10,800	0	229,217
Deferred Incentive Savings Plan	—	—	54,486	0	1,219,220
Mark L. Shearer
401(k) Restoration Plan	—	—	—	0	—
Deferred Incentive Savings Plan	24,309	—	935	0	25,244
Abby F. Kohnstamm
401(k) Restoration Plan	—	—	—	0	—
Deferred Incentive Savings Plan	—	—	—	0	—
Daniel J. Goldstein
401(k) Restoration Plan	—	24,343	4,063	0	80,378
Deferred Incentive Savings Plan	—	—	7,128	0	129,133

(1)	Ms. Kohnstamm did not incur activity in the nonqualified deferred compensation plans in 2014.

(2)	Amounts in this column represent the portion of the annual incentives earned in 2013 and paid in 2014 deferred under the Deferred Incentive Savings Plan.

(3)	Amounts shown are company contributions to the Pitney Bowes 401(k) Restoration Plan earned in 2013 and credited under the 401(k) Restoration Plan in 2014. For Mr. Lautenbach, Mr. Monahan, and Mr. Goldstein, these amounts are also included in the 2013 All Other Compensation column of the Summary Compensation Table.

(4)	Amounts shown are the respective earnings or losses in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. These earnings or losses are not included in the Summary Compensation Table.

(5)	Amounts shown are the respective balances in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. For Mr. Monahan, the Deferred Incentive Savings Plan amount reflects an additional $87 in dividends relating to 2013 investment activity that were applied to the beginning balance in 2014. The aggregate balance for the 401(k) Restoration Plan includes amounts previously reported as compensation in the Summary Compensation Table as follows: $3,705 for Mr. Lautenbach, $152,559 for Mr. Monahan, and $24,343 for Mr. Goldstein. The aggregate balance for the Deferred Incentive Savings Plan includes amounts previously reported as compensation in the Summary Compensation Table as follows: $60,499 for Mr. Lautenbach, and $289,800 for Mr. Monahan.

The material terms of the Pitney Bowes 401(k) Restoration Plan are as follows:

•	The goal of this plan is generally to restore benefits that would have been provided under the qualified 401(k) Plan but for certain IRC limitations placed on tax-qualified 401(k) plans.

•	For purposes of determining benefits under the 401(k) Restoration Plan, earnings are defined as base salary, vacation, annual incentives (paid and deferred), and certain bonuses. Earnings do not include CIU payments, stock options, restricted stock, performance-based RSUs, performance stock units, severance, hiring bonuses, company contributions to benefits, and expense reimbursements. Participants need to contribute the allowable maximum pre-tax contributions to the 401(k) Plan to be eligible for any company match in the 401(k) Restoration Plan. Once the pre-tax maximum is contributed by the participant into the qualified 401(k) Plan, the company will match the same percentage of eligible compensation that the Participant defers under the 401(k) Plan and the DISP up to a maximum 4% of eligible compensation.

•	In addition, employees not participating in the Pension Plan are eligible to receive a 2% company core contribution into the qualified 401(k) Plan. To the extent the participant has eligible earnings in excess of the IRC compensation limitation, the 2% core contribution is made into the 401(k) Restoration Plan. The board of directors approved, effective January 1, 2015, that those employees who will no longer accrue benefits under the Pension Plan because of the Pension Plan freeze, will participate in the 2% employer core contribution to the 401(k) Plan. See discussion under “Other Indirect Compensation” on page 48 of this proxy statement.

•	Employees must have one year of service to participate, and the vesting is the same as under the qualified 401(k) Plan. Except for Mr. Lautenbach, Ms. Kohnstamm and Mr. Shearer, the remaining NEOs are fully vested in their accounts.

•	Distributions payable in a lump-sum or installments may occur upon termination of employment and will follow guidelines under IRC 409A.

The material terms of the Deferred Incentive Savings Plan (DISP) are as follows:

•	The DISP allows deferral of up to 100% of annual incentives and long-term cash incentives. Base salary deferral is permissible only for certain key employees.
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EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

•	Employees must be “highly-compensated employees” as defined in the DISP in order to participate in this plan.

•	Distributions from the DISP can occur for various reasons and will be in compliance with guidelines established under IRC 409A

•	Termination/Death/Disability – a lump sum payment is made one month after termination including termination for disability and within 90 days after death

•	Retirement – payment is made in accordance with the payment election in effect for the account beginning after termination

•	Change of Control – payment is made in a lump sum in the event of a termination within two years following a Change of Control

•	Unforeseeable Emergency – plan permits withdrawals with appropriate verification

•	In-Service Payments – payments are made immediately after the deferral dates selected.

Investment options for both the Pitney Bowes 401(k) Restoration Plan and the DISP are comparable to those in the Pitney Bowes 401(k) Plan. These investment options provide participants with an opportunity to invest in a variety of publicly available bond funds, money market funds, equity funds and blended funds, including Pitney Bowes stock. Each employee notionally selects his or her investment options and can change these at any time by accessing his or her account on the web site of the third party administrator. These investments are tracked in “phantom” accounts. All investment gains and losses in a participant’s account under the Pitney Bowes 401(k) Restoration Plan and the DISP are entirely based upon the notional investment selections made by the participant.

Potential Payments upon Termination or Change of Control

Other Post-Termination Payments

The following table reflects the amount of compensation that would become payable to each of the NEOs under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2014, given the NEO’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date.

For purposes of valuing stock options in the “Post-Termination Payments” tables, we assume that upon a Change of Control, all vested outstanding stock options will be cashed out using the difference between the stock option exercise price and $24.37, the closing price of our common stock on December 31, 2014.

All payments are payable by the company in a lump-sum unless otherwise noted. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported in the tables below. Factors that could affect these amounts include the timing during the year of any such event, our company’s stock price and the executive’s age.

In the event of termination of employment, the NEOs are entitled to receive the vested portion of their deferred compensation account. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds that are tracked until the valuation date as provided under the plan, and therefore amounts received by the NEOs will differ from those shown in the “Nonqualified Deferred Compensation for 2014” table on page 65. See the narrative accompanying that table for information on available types of distributions under the plans.

The benefits described in the following table are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the company’s 401(k) Plan, subsidized retiree medical benefits, disability benefits, and accrued vacation pay. In addition, in connection with any actual termination of employment, the Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described in the tables below, as the Committee determines appropriate or in the case of Mr. Lautenbach, the independent board members.

66

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Estimated Post-Termination Payments and Benefits(1)

					Change of
					Control with
		Retirement	Involuntary Not for		Termination
Name	Type of Payment or Benefit	Eligible ($)	Cause Termination ($)(2)		(CIC) ($)		Death ($)		Disability ($)
Marc B. Lautenbach	Severance	—	34,615 - 3,172,500	(3)	4,230,000	(4)	—		—
	Annual Incentive	—	0 - 1,215,000	(5)	1,215,000	(6)	1,519,965	(7)	1,519,965	(7)
	CIUs
	2013 – 2015 cycle	—	0 - 1,600,000	(8)	2,400,000	(9)	1,600,000	(8)	1,600,000	(8)
	Stock Options Accelerated(10)	—	0 - 3,038,800		3,038,800		3,038,800		3,038,800
	Performance-based RSUs Accelerated(11)	—	0 - 1,407,636		3,423,766		3,423,766		3,423,766
	Performance Stock Units
	2014 – 2016 cycle	—	0	(12)	3,057,168	(13)	1,019,056	(12)	1,019,056	(12)
	Financial Counseling(14)	—	0 - 11,250		—		—		—
	Medical & other benefits(15)	—	—		78,298
	Total	0	34,615 - 10,445,186		17,443,032		10,601,587		10,601,587
Michael Monahan	Severance	—	23,358 - 1,639,764	(3)	2,043,382	(4)	—		—
	Annual Incentive	—	485,856	(5)	485,856	(6)	607,806	(7)	607,806	(7)
	CIUs
	2012 – 2014 cycle	—	864,500	(16)	864,500	(9)	864,500	(16)	864,500	(16)
	2013 – 2015 cycle	—	520,000	(8)	780,000	(9)	520,000	(8)	520,000	(8)
	Stock Options Accelerated(10)	—	713,860		1,070,800		1,070,800		1,070,800
	Performance-based RSUs Accelerated(11)	—	976,457		1,355,557		1,355,557		1,355,557
	Performance-based MSUs Accelerated(11)	—	442,218		442,218		442,218		442,218
	Performance Stock Units
	2014 – 2016 cycle	—	294,398	(12)	883,193	(13)	294,398	(12)	294,398	(12)
	Incremental Pension Benefit	—	0	(17)	0	(17)	—		—
	Financial Counseling(14)	—	11,250		—		—		—
	Medical & other benefits(15)	—	—		79,340		—		—
	Total	0	4,331,897 - 5,948,303		8,004,846		5,155,279		5,155,279
Mark L. Shearer	Severance	—	21,987 - 1,543,455	(3)	2,115,660	(4)	—		—
	Annual Incentive	—	0 - 457,320	(5)	457,320	(6)	572,107	(7)	572,107	(7)
	CIUs
	2013 – 2015 cycle	—	0 - 520,000	(8)	780,000	(9)	520,000	(8)	520,000	(8)
	Performance-based RSUs Accelerated(11)	—	0 - 443,705		1,044,669		1,044,669		1,044,669
	Performance Stock Units
	2014 – 2016 cycle	—	0	(12)	883,193	(13)	294,398	(12)	294,398	(12)
	Financial Counseling(14)	—	0 - 11,250		—		—		—
	Medical & other benefits(15)	—	0		61,040		—		—
	Total	0	21,987 - 2,975,730		5,341,882		2,431,174		2,431,174
Abby F. Kohnstamm	Severance	—	21,538 - 1,512,000	(3)	2,102,644	(4)	—		—
	Annual Incentive	—	0 - 448,000	(5)	448,000	(6)	560,448	(7)	560,448	(7)
	Performance-based RSUs Accelerated(11)	—	0		534,629		534,629		534,629
	Performance Stock Units
	2014 – 2016 cycle	—	0	(12)	339,693	(13)	113,231	(12)	113,231	(12)
	Financial Counseling(14)	—	0 - 11,250		—		—		—
	Medical & other benefits(15)	—	—		50,888		—		—
	Total	0	21,538 - 1,971,250		3,475,854		1,208,308		1,208,308
Daniel J. Goldstein	Severance	—	18,912 - 1,180,133	(3)	1,131,177	(4)	—		—
	Annual Incentive	—	295,033	(5)	295,033	(6)	369,087	(7)	369,087	(7)
	CIUs
	2012 – 2014 cycle	—	432,250	(16)	432,250	(9)	432,250	(16)	432,250	(16)
	2013 – 2015 cycle	—	260,000	(8)	390,000	(9)	260,000	(8)	260,000	(8)
	Stock Options Accelerated(10)	—	0		0		0		0
	Performance-based RSUs Accelerated(11)	—	368,011		671,930		671,930		671,930
	Performance-based MSUs Accelerated(11)	—	221,109		221,109		221,109		221,109
	Performance Stock Units
	2014 – 2016 cycle	—	147,195	(12)	441,584	(13)	147,195	(12)	147,195	(12)
	Incremental Pension Benefit	—	7,348	(17)	0	(17)	—		—
	Financial Counseling(14)	—	11,250		—		—		—
	Medical & other benefits(15)	—	—		50,988		—		—
	Total	0	1,761,109 - 2,922,329		3,634,071		2,101,571		2,101,571

(1)	All data is shown assuming termination on December 31, 2014.
(2)	Ranges represent variance between the NEOs basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 69 of this Proxy Statement.
(3)	If termination of employment falls within the terms of the Pitney Bowes Severance Pay Plan, the named executive officers would receive a minimum of 2 weeks of base salary if they were terminated involuntarily and not for cause. Under our enhanced severance policy, the NEOs could receive up to 78 weeks of base salary (inclusive of the 2 weeks) plus target bonus contingent upon signing a waiver and release.
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EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(4)	The company does not apply a tax gross-up on any Change of Control payments. The “best-net” approach is applied to Change of Control payments. Under this approach, the amount paid is either (i) the full value of the payment equal to two times the sum of the participant's current annual salary and the participant's average annual incentive award in the preceding three years, or (ii) the value of the payment that is capped at the 280G limit, depending on which provides the higher after-tax benefit to the executive. Since Mr. Lautenbach, Mr. Shearer, and Ms. Kohnstamm were hired in 2013, their average annual incentive used in calculating their Change of Control benefit is based on target instead of actual incentive payouts.
(5)	A prorated annual incentive is paid at the lower of target or current bonus accrual as additional severance at termination contingent upon signing a waiver and release. If a waiver and release is not signed, no severance is paid in excess of two weeks.
(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.
(7)	A prorated annual incentive is paid at the actual amount earned for 2014 at the time of the normal distribution of annual incentives.
(8)	CIUs for the 2013 – 2015 cycle are estimated at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle. However, payment is not made until the end of the performance period and will be paid based on actual results. The 2013 – 2015 cycle payment is subject to signing a waiver and release.
(9)	CIUs for 2012 – 2014 cycles are valued at $1.33 per unit and paid in February 2015 under the normal distribution of CIUs. CIUs for the 2013 –2015 cycle are valued at the targeted amount which is $1.00 per unit.
(10)	In the case of retirement, options outstanding for at least one year will immediately vest and remain exercisable for the balance of the option term. In the case of involuntary not for cause termination, options outstanding for at least one year will continue to vest and remain exercisable for 24 months following termination of employment contingent upon signing a waiver and release. In the case of retirement or involuntary not for cause termination, options outstanding for less than one year forfeit. In the cases of change of control, death and disability, all outstanding options will immediately vest and remain exercisable for the balance of the option term.
(11)	In the case of involuntary not for cause termination accompanied by a separation agreement including a waiver and release, all performance-based RSUs and MSUs outstanding for one year at the date of termination will continue to vest up to 24 months following termination, except if the executive has attained retirement eligibility or is bridgeable to early retirement, then all performance-based RSUs outstanding for one year will eventually vest. For Mr. Monahan and Mr. Goldstein, in the case of change of control followed by termination of employment, all performance-based MSUs vest immediately with shares issued immediately at target. All restrictions on performance-based RSUs and MSUs lapse immediately upon death, disability, or change of control followed by termination of employment.
(12)	PSUs for the 2014 – 2016 cycle are estimated based on the target number of shares granted. Vesting is prorated based upon time worked through the end of each cycle. However, payment does not occur until the end of the performance period and will be based on actual results. In the case of involuntary not for cause termination, no vesting occurs for the 2014 – 2016 PSU cycle until the award has been outstanding for more than one year, except if the executive has attained early retirement eligibility or is bridgeable to early retirement, then vesting is prorated based upon time worked through the end of the cycle.
(13)	PSUs for the 2014 – 2016 cycle are valued based on the target number of shares granted.
(14)	Amount shown is the value of the company's cost to provide financial counseling through the severance period, during which executive officers may receive up to a maximum of 78 weeks of financial counseling.
(15)	Amount shown is the present value of the company's cost to continue medical and other health and welfare plans for three years plus the company's cost for outplacement services.
(16)	CIUs for the 2012 – 2014 cycle are valued at $1.33 per unit based upon actual achievement of performance metrics for the 2012 – 2014 cycle. In the case of involuntary not for cause termination, payment of this amount is subject to signing a waiver and release. If the executive has attained early retirement eligibility or is bridgeable to early retirement, then vesting is prorated based upon time worked through the end of the cycle. This amount was paid in February 2015 under the normal distribution of CIUs.
(17)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age, service and earnings credits for the associated severance period. Mr. Lautenbach, Ms. Kohnstamm and Mr. Shearer are not pension plan participants. Mr. Goldstein is not currently participating in the pension plan, but has a prior accumulated benefit under the plans. In the case of a Change of Control with termination, amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.
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EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Explanation of Benefits Payable upon Various Termination Events

The benefits described below apply to the NEOs.

Resignation

A voluntary termination would not provide any compensation, benefits or special treatment under equity plans for any of the NEOs.

Early and Normal Retirement

The U.S. Pitney Bowes Pension Plan allows for early retirement at age 55 with at least ten years of service, and normal retirement at age 65 with at least three years of service. The early and normal retirement rules established under the Pension Plan are also utilized under the long-term incentive plan and stock plan for special vesting purposes. NEOs meeting the requirements specified for early or normal retirement are entitled to the following upon termination:

•	A prorated annual incentive award;
•	Prorated PSU vesting at the end of each three-year cycle;
•	Prorated CIU payments paid at the end of each three-year cycle;
•	Stock option awards and RSUs that have been outstanding for at least one year will fully vest upon retirement and stock options will remain exercisable for the duration of the term;
•	MSUs that have been outstanding for at least one year will fully vest with units converted into stock at the end of the three-year vesting period based on TSR.

Involuntary/Not for Cause Termination – Severance Pay Plan

We maintain a severance pay plan that provides for the payment of severance to full-time employees based in the United States whose employment is terminated under certain business circumstances (other than a Change of Control). The Pitney Bowes Severance Pay Plan provides a continuation of compensation upon involuntary termination by the company without cause as summarized below. In order to obtain an appropriate waiver and release from the employee, we may offer conditional severance payments. Where an employee is involuntarily terminated after becoming eligible for early retirement, the employee is eligible for benefits afforded early retirees or involuntarily terminated employees, whichever is greater.

The Severance Pay Plan provides for one week of salary continuation benefits per year of service. Salary continuation benefits in excess of two weeks of salary require a signed agreement containing a waiver and release. There is a two week minimum benefit under the Severance Pay Plan.

We may offer additional severance to employees, including NEOs, upon termination of employment, conditioned upon signing a waiver and release. Additional severance could include the following payments:

•	Severance pay is based on years of service and level within the company. All NEOs are eligible for up to 78 weeks of pay including current base salary plus current target annual incentive;
•	A prorated annual incentive award to the date of termination of employment;
•	PSUs outstanding for one year from the date of grant are prorated and vesting occurs at the end of each three-year cycle;
•	CIUs outstanding for one year from the date of grant are prorated and payments are calculated and paid at the end of each three-year cycle;
•	For NEOs, stock options, RSUs and MSUs outstanding for one year at the date of termination will continue to vest up to 24 months following termination and will expire at the end of this period;
•	The board of directors has the discretion to accelerate vesting of restricted stock, RSUs, PSUs and MSUs that would otherwise be forfeited;
•	Pension benefit calculation includes service credit and earnings during the severance period;
•	Financial counseling through the severance period; and
•	Outplacement services.
69

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Termination for Cause

Termination for cause would not provide any additional compensation, severance, benefits or special treatment under equity plans to any of the NEOs. “Cause” is defined as willful failure to perform duties or engaging in illegal conduct or gross misconduct harmful to the company.

Death

The NEO’s beneficiary would be entitled to the following upon the executive’s death:

•	A prorated annual incentive award;
•	PSUs are prorated through the date of death and vested, valued and converted into stock at the end of each three-year cycle;
•	CIU payments are prorated through the date of death and vested, valued and paid at the end of each three-year cycle;
•	All stock options will vest upon death. The NEO’s beneficiary can exercise stock options during the remaining term of the grant;
•	Restrictions on outstanding shares of restricted stock and RSUs will be removed;
•	MSUs are vested, valued and converted into stock upon death.

Disability

Disability vesting occurs after the completion of two years of long-term disability or on the date of termination of employment due to disability, whichever is earlier. The NEOs would be entitled to the following upon termination for disability:

•	A prorated annual incentive award;
•	PSU are prorated through the date of disability and vested, valued and converted into stock at the end of each three-year cycle;
•	CIU payments are prorated through the date of disability and vested, valued and paid at the end of each three-year cycle;
•	All stock options and RSUs will vest upon disability vesting date (two years after the onset of LTD). Stock options can be exercised during the remaining term of the grant;
•	MSUs are vested, valued and converted into stock upon termination for disability.

Change of Control Arrangements

Set forth below is a summary of our Change of Control arrangements. Under our Change of Control arrangements, a “Change of Control” is defined as:

•	an acquisition of 30% or more of our common stock or 30% or more of the combined voting power of our voting securities by an individual, entity or group;
•	the replacement of a majority of the board of directors other than by approval of the incumbent board;
•	the consummation of a reorganization, merger, or consolidation where greater than 50% of our common stock and voting power changes hands; or
•	the approval by stockholders of the liquidation or dissolution of the company.

Pitney Bowes does not gross-up the excise tax applicable to change of control payments. Upon a termination from employment without cause or for good reason (defined as a diminution in position, authority, duties, responsibilities, earnings or benefits, or relocation) within two years of a Change of Control each of the NEOs receive payments calculated based on a “best-net” approach as it relates to the benefits described below.

•	Either (i) the full value of the payment equal to two times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three years, or (ii) the value of the payment that is capped at the 280G limit, depending on which provides the higher after-tax benefit.
•	A prorated annual incentive award based on the participant’s current annual incentive target;
•	PSU vesting based on the total of the outstanding grants for each of the open cycles at target number of shares at the end of the cycle, or upon termination, if earlier;
•	CIU payments based on the total of the outstanding grants for each of the open cycles paid at target value at the end of the cycle, or upon termination, if earlier;
•	All stock options, restricted stock, RSUs and MSUs granted under the Stock Plan will vest upon the employee’s termination and stock options can be exercised during their remaining term;
70

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

•	Only age and service credits are included in the pension calculation for the associated severance period; effective with the freezing of the Pension Plan on December 31, 2014, no further age and service credits are included in Change of Control severance.
•	Health and welfare benefits for the executive and his or her dependents will be provided for a two-year period; and
•	Outplacement services.

Internal Revenue Code Section 409A

Our benefits arrangements are intended to comply with IRC 409A. In that regard, “Key Employees” as defined in IRC 409A and IRC 416 may have certain payments delayed until six months after termination of employment.

Additional Information

Solicitation of Proxies

In addition to the use of the mail, proxies may be solicited by the directors, officers, and employees of the company without additional compensation by personal interview, by telephone, or by electronic transmission. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common stock and $2.12 convertible preference stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Morrow & Co., LLC to aid in the solicitation of proxies.

The anticipated fee of such firm is $10,000 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Amy C. Corn
Corporate Secretary

71

This proxy statement is printed entirely on recycled and recyclable paper.

PITNEY BOWES INC.
3001 SUMMER STREET
STAMFORD, CT 06926

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86862-P61236	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PITNEY BOWES INC.

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1.

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Linda G. Alvarado	☐	☐	☐

	1b.	Anne M. Busquet	☐	☐	☐	The Board of Directors recommends you vote		For	Against	Abstain
FOR proposals 2 and 3.

	1c.	Roger Fradin	☐	☐	☐	2.	Ratification of the Audit Committee’s Appointment of the	☐	☐	☐
Independent Accountants for 2015.

	1d.	Anne Sutherland Fuchs	☐	☐	☐	3.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

	1e.	S. Douglas Hutcheson	☐	☐	☐

	1f.	Marc B. Lautenbach	☐	☐	☐

	1g.	Eduardo R. Menascé	☐	☐	☐

	1h.	Michael I. Roth	☐	☐	☐

	1i.	David L. Shedlarz	☐	☐	☐

	1j.	David B. Snow, Jr.	☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2015 Annual Meeting of
Pitney Bowes Stockholders
May 11, 2015 9:00 a.m. Local Time
Hyatt Regency Hotel
1800 East Putnam Avenue, Old Greenwich, CT 06870

Upon arrival, please present this admission ticket and valid, government-issued or acceptable photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on May 11, 2015:

The Notice and Proxy Statement and Annual Report to Stockholders, including the Report on Form 10-K are available at www.proxyvote.com.

M86863-P61236

Proxy Solicited on Behalf of Pitney Bowes Board of Directors
Annual Meeting of Stockholders May 11, 2015

Marc Lautenbach, Michael Monahan, Amy C. Corn, or any of them, with full power of substitution are hereby appointed proxies of the undersigned to vote all shares of common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Old Greenwich, Connecticut, on May 11, 2015, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

The undersigned, if a participant in any of the Pitney Bowes 401(k) Plans (the “Plans”) for which T. Rowe Price Trust Company acts as directed Trustee (“Trustee”), hereby directs the Trustee to vote as indicated on the reverse side all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Old Greenwich, Connecticut, on May 11, 2015.

Shown on this card are all shares of common stock and $2.12 convertible preference stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Plans. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR Items 1 through 3. If no proxy card is received or a properly signed proxy card properly executed is returned without choices marked, the plan shares represented by the proxy card will be voted with respect to Items 1 through 3 in the same proportion indicated by the properly executed voting instructions given by participants in the Plan (unless otherwise directed by the employer).

In their discretion, the proxies are authorized to vote in accordance with their judgment on such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

Please mark, date, sign, and promptly return this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described on the reverse side.

Continued and to be signed on reverse side